Filed Pursuant to Rule 424(b)(5)
Registration No. 333-114784

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated June 14, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 14, 2004)

$2,000,000,000
Wachovia Auto Owner Trust 2004-A

$450,000,000	% Class A-1 Asset Backed Notes
$598,000,000	% Class A-2 Asset Backed Notes
$544,000,000	% Class A-3 Asset Backed Notes
$278,000,000	% Class A-4 Asset Backed Notes
$80,000,000	% Class B Asset Backed Notes
$50,000,000	% Class C Asset Backed Notes

Wachovia Bank, National Association
Seller and Servicer
Pooled Auto Securities Shelf LLC
Depositor

			Underwriting Discounts		Net Proceeds
	Price		and Commissions		to the Depositor
Class A-1 Notes	$(	%)	$(	%)	$(	%)
Class A-2 Notes	$(	%)	$(	%)	$(	%)
Class A-3 Notes	$(	%)	$(	%)	$(	%)
Class A-4 Notes	$(	%)	$(	%)	$(	%)
Class B Notes	$(	%)	$(	%)	$(	%)
Class C Notes	$(	%)	$(	%)	$(	%)
Total	$		$		$

     The price of the Notes will also include accrued interest, if any, from the date of initial issuance. Distributions on the Notes will be made monthly on the 20th day of each month or, if not a business day, on the next business day, beginning July 20, 2004. The net proceeds to the Depositor exclude expenses, estimated at $1,250,000.

     The main sources for payment of the Notes are a pool of motor vehicle retail installment sale contracts, certain payments under the contracts, monies on deposit in a reserve fund and a yield supplement account and overcollateralization (in the form of payments on the Notes such that the amount of the principal balance of the contracts in the Trust will exceed the aggregate principal amount of the Notes outstanding by an anticipated percentage amount) as described herein.

     The Notes will represent interests in and obligations of the Trust only and will not represent interests in or obligations of Wachovia Bank, National Association, Pooled Auto Securities Shelf LLC or any of their respective affiliates.

     After the initial distribution of the Notes, this prospectus supplement and the accompanying prospectus may be used by Wachovia Capital Markets, LLC, an affiliate of the Seller, the Depositor and the Servicer, in connection with market making transactions in the Notes. Wachovia Capital Markets, LLC may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale, not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

     Consider carefully the Risk Factors beginning on page S-11 in this prospectus supplement and on page 8 of the prospectus.

     The Notes offered hereby are not deposits and neither the Notes nor the underlying receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about June     , 2004.

Underwriters of the Class A Notes

Wachovia Securities

JPMorgan

Loop Capital Markets, LLC

Morgan Stanley

The Williams Capital Group, L.P.

Underwriter of the Class B Notes and Class C Notes

Wachovia Securities

The date of this Prospectus Supplement is June       , 2004.

Reading These Documents

     We provide information on the Notes in two documents that offer varying levels of detail:

     Prospectus—provides general information, some of which may not apply to the Notes.

     Prospectus Supplement—provides a summary of the specific terms of the Notes.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S”. If the terms of the Notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

     You should rely only on information on the Notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

Summary

     This summary describes the main terms of the offering of the notes. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Terms of the Securities

The Notes	The following classes of notes are being offered by this prospectus supplement:

	Aggregate
	Principal	Interest
Note Class	Amount	Rate Per Annum
A-1	$450,000,000	%
A-2	$598,000,000	%
A-3	$544,000,000	%
A-4	$278,000,000	%
B	$80,000,000	%
C	$50,000,000	%

The notes will represent obligations of the trust secured by the assets of the trust. Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B and B is higher than C). The notes will bear interest at the rates set forth above and calculated in the manner described below under “Interest Accrual”. The class B notes and class C notes will be purchased by PASS Holding LLC, an affiliate of the Depositor, the Seller and the Servicer.

The Certificates	The trust will issue Wachovia Auto Owner Trust 2004-A certificates to PASS Holding LLC, an affiliate of the Depositor, the Seller and the Servicer. The certificates are not being offered by this prospectus supplement. The certificates will not bear interest or have a principal balance, and all payments in respect of the certificates will be subordinated to payments on the notes.

Seller and Servicer

Wachovia Bank, National Association will sell the receivables and certain related property to the depositor and will service the receivables on behalf of the trust. Wachovia Bank, National Association’s principal executive offices are located at One Wachovia Center, 301 South College Street, NC0600, Charlotte, North Carolina 28288, and its telephone number is (704) 374-6565.

Depositor

Pooled Auto Securities Shelf LLC will transfer the receivables and related property to the trust. Pooled Auto Securities Shelf LLC’s principal executive offices are located at One Wachovia Center, 301 South College Street, Suite E, Charlotte, North Carolina 28288-5578, and its telephone number is (704) 383-4628.

Owner Trustee

Wilmington Trust Company will act as owner trustee of the trust.

Indenture Trustee

U.S. Bank National Association will act as trustee with respect to the notes.

Paying Agent

Wachovia Bank, National Association will act as paying agent with respect to the Notes.

The Trust

The Wachovia Auto Owner Trust 2004-A will be governed by the amended and restated trust agreement, dated as of June 1, 2004, between the depositor and the owner trustee. The trust will issue the notes and the certificates and will apply the net proceeds from the sale of the notes to purchase from the depositor a pool of receivables consisting of motor vehicle retail installment sale contracts purchased by Wachovia Bank, National Association. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for the payment of the notes.

The notes will be obligations of the trust secured by the assets of the trust. The notes will not represent interests in or obligations of Pooled Auto Securities Shelf LLC, Wachovia Bank, National Association or any of their respective affiliates.

Investment in the Notes

There are material risks associated with an investment in the notes.

For a discussion of the risk factors that should be considered in deciding whether to purchase any of the notes, see “Risk Factors” in this prospectus supplement and in the prospectus.

Cutoff Date

The cutoff date will be the close of business on May 31, 2004.

Closing Date

The closing date will be on or about June  , 2004.

Distribution Dates

The 20th day of each month (or, if the 20th day is not a business day, the next succeeding business day). The first distribution date will be July 20, 2004.

Record Dates

On each distribution date, the trust will make payments to the holders of the notes as of the related record date. The related record date will be the business day immediately preceding such distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Minimum Denominations

The notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

Interest Rates

The trust will pay interest on each class of notes at the rate specified above under “The Notes”.

Interest Accrual

     Class A-1 Notes

“Actual/360”, accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes

“30/360”, accrued from and including the 20th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 20th day of the current month (assuming each month has 30 days).

Interest Payments

On each distribution date, interest payments on the class A notes will have the same priority. Each class of notes with a higher alphabetical designation (e.g., A is higher than B and B is higher than C) will be entitled to receive certain payments of principal before interest payments are made on the classes of notes with a lower alphabetical designation.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest”.

Principal Payments

On each distribution date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4), (6), (8) and (9) under “—Priority of Distributions”, the trust will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full, then to the class A-3 notes until they have been paid in full and then to the class A-4 notes until they have been paid in full, the amount required to reduce the aggregate principal amount of the class A notes to an amount equal to 93.50% of the amount by which the aggregate outstanding principal balance of the receivables as of the last day of the related collection period exceeds the overcollateralization target amount for that distribution date;

(3)	to the class B notes, the amount required to reduce the aggregate principal amount of the class B notes to an amount equal to 4.00% of the amount by which the aggregate principal balance of the receivables as of the last day of the related collection period exceeds the overcollateralization target amount for that distribution date; and

(4)	to the class C notes, the amount required to reduce the aggregate principal amount of the class C notes to an amount equal to 2.50% of the amount by which the aggregate principal balance of the receivables as of the last day of the related collection period exceeds the overcollateralization target amount for that distribution date.

These general rules are subject, however, to the following exceptions:

•	if on any distribution date, the cumulative net loss percentage exceeds its specified trigger level, then on such distribution date and each following distribution date until the cumulative net loss percentage is reduced below the related trigger level, principal payments will be allocated sequentially starting with the class of notes with the highest alphabetical designation then outstanding (and, with respect to the class A notes, sequentially, beginning with the class A-1 notes or the class of class A notes at that time outstanding with the lowest numerical designation) until that class has been paid in full;

•	if a distribution date is a final scheduled distribution date for one or more classes of notes, all principal payments will be made on that distribution date and any subsequent distribution date first to those classes of notes with that final scheduled distribution date, in order of seniority, until those classes have been paid in full;

•	in the event of any shortfall in the amount of funds available for principal payments on any distribution date, no principal payments will be made on a class of notes with a lower alphabetical designation until all principal amounts payable with respect to each class of notes with a higher alphabetical designation have been paid in full; accordingly, any shortfall in the amount of funds available for principal payments on any distribution date will reduce the principal payments first to the class C notes, second to the class B notes and third to the class A notes; and

•	if the notes are accelerated following an event of default under the indenture, the trust will pay principal of the notes as described under “Description of the Notes—Priority of Payments Will Change If the Notes are Accelerated Following an Event of Default”.

If not paid earlier, all principal and interest with respect to a class of notes will be payable in full on the final scheduled distribution date for that class of notes. The final scheduled distribution dates for the notes are as follows:

Final Scheduled
Note Class	Distribution Date
A-1	June 20, 2005
A-2	April 20, 2007
A-3	June 20, 2008
A-4	July 20, 2010
B	July 20, 2010
C	July 20, 2010

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “—Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default”, “Application of Available Funds” and “Description of the Indenture—Rights Upon Event of Default”.

Priority of Distributions

On each distribution date, from available collections on or in respect of the receivables received during the related collection period and amounts withdrawn from the reserve fund and the yield supplement account, the trust will pay the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances will be paid to the servicer;

(2)	the fees and expenses of the trustees and the paying agent for the related collection period plus any overdue fees or expenses for one or more prior collection periods will be paid to the trustees and the paying agent;

(3)	interest on the class A notes will be paid to the holders of the class A notes;

(4)	principal of the notes in an amount equal to the amount by which the aggregate principal amount of the class A notes exceeds the outstanding principal balance of the receivables as of the last day of the related collection period will be paid to the holders of the class A notes;

(5)	interest on the class B notes will be paid to the holders of the class B notes;

(6)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes and the class B notes exceeds the outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clause (4) above will be paid to the holders of the class A and class B notes, as applicable;

(7)	interest on the class C notes will be paid to the holders of the class C notes;

(8)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes and the class C notes exceeds the outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4) and (6) above will be paid to the holders of the class A, class B and class C notes, as applicable;

(9)	principal of the notes in an amount equal to the lesser of the aggregate principal amount of the notes and the amount by which the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under “—Credit Enhancement—Overcollateralization”, exceeds the outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal under clauses (4), (6) and (8) above will be paid to the noteholders;

(10)	the amount, if any, necessary to fund the reserve fund up to the required amount will be deposited into the reserve fund;

(11)	if a successor servicer has replaced Wachovia Bank, National Association as servicer, any unpaid transition expenses due in respect of a transfer of servicing and any additional servicing fees for the related collection period will be paid to the successor servicer; and

(12)	unless the notes have been accelerated upon the occurrence of an event of default under the indenture, any remaining amounts will be paid to the holders of the certificates.

For purposes of these distributions, on any distribution date the principal amount of a class of notes will be calculated as of the immediately preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

If the notes are accelerated following an event of default under the indenture, the trust will pay principal of and interest on the notes as described under “Description of the Notes—Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default”.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, see “Description of the Notes”.

Credit Enhancement

The credit enhancement for the notes generally will include the following:

Subordination of the Class B Notes and the Class C Notes

The class B notes and the class C notes will be subordinated to each class of notes with a higher alphabetical designation. On each distribution date:

•	no interest will be paid on any such class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

•	as described herein, no interest will be paid on any such class of notes until certain payments of principal have been made on each class of notes with a higher alphabetical designation; and

•	no principal will be paid on any such class of notes until all principal due on each class of notes with a higher alphabetical designation has been paid in full.

The subordination of the class B notes and the class C notes is intended to decrease the risk of default by the trust with respect to payments due to the more senior classes of notes.

     Overcollateralization

Overcollateralization represents the amount by which the outstanding principal balance of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. On the closing date, the initial amount of overcollateralization will be $2,714,605.98. The application of funds as described in clause (9) under “—Priority of Distributions” is designed to create overcollateralization and to increase over time the amount of overcollateralization as of any distribution date to a target amount equal to $5,006,786.51. This will be effected by paying a greater amount of principal on the notes on the first several distribution dates after the closing date than is paid by obligors on the outstanding principal balance of the receivables during this time.

For a more detailed description of overcollateralization, see “Description of the Notes—Credit Enhancement—Overcollateralization”.

     Reserve Fund

On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain excess collections on or in respect of the receivables will be deposited. The reserve fund will be initially funded with a deposit of $25,033,932.57 made by the seller on the closing date. On each distribution date, the indenture trustee, directly or through the paying agent, will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer, the trustees, the paying agent or the noteholders, the amount, if any, by which:

•	the amount required to be on deposit in the reserve fund on that distribution date exceeds

•	the amount on deposit in the reserve fund on that distribution date.

Amounts on deposit in the reserve fund will be available to pay shortfalls in interest and certain principal payments required to be paid on the notes and may be used to reduce the principal amount of a class of notes to zero on or after its related final scheduled distribution date. On each distribution date, the indenture trustee, directly or through the paying agent, will withdraw funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

•	to the servicer, the monthly servicing fee for the related collection period plus any overdue monthly servicing fees for previous collection periods plus an amount equal to any nonrecoverable advances;

•	to the trustees and the paying agent, all fees and expenses for the related collection period plus any overdue fees or expenses for one or more prior collection periods; and

•	to the noteholders, monthly interest and the priority principal distributable amount, if any, required to be paid on the notes on that distribution date plus any overdue monthly interest payable to any class of notes for the previous distribution date, together with interest on the overdue monthly interest at the interest rate applicable to that class.

The amount required to be on deposit in the reserve fund on any distribution date will be the greater of $25,033,932.57 and an amount equal to 2.25% of the outstanding principal balance of the receivables as of the last day of the related collection period; provided, that the required amount (i) may not be greater than the aggregate principal amount of the notes and (ii) will be zero if the outstanding principal balance of the receivables as of the last day of the related collection period is zero. In addition, if the amount on deposit in the collection account, the reserve fund and the yield supplement account on any distribution date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer, the trustees and the paying agent, all such amounts will be applied to retire the notes and pay such amounts due. If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit therein, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the certificateholders. Any amount paid to the certificateholders will no longer be property of the trust.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund”.

     Yield Supplement Account

On the closing date, the servicer will establish, in the name of the indenture trustee, a yield supplement account that will be funded with a deposit of $4,564,385.16 made by the depositor. No additional deposits will be made to the yield supplement account after the closing date. The funds on deposit in the yield supplement account are intended to supplement the interest collections for each collection period on those receivables with relatively low contract rates.

On each distribution date, the indenture trustee, directly or through the paying agent, will withdraw from the yield supplement account an amount specified with respect to that distribution date, which funds will be applied to make the payments described above under “Priority of Distributions”.

For a more detailed description of the yield supplement account, see “Description of the Notes—Credit Enhancement—Yield Supplement Account”.

Optional Prepayment

The servicer has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the outstanding principal balance of the receivables is 10% or less of the principal balance of the receivables as of the cutoff date. The purchase price will equal the lesser of the fair market value of the receivables and the outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer, the trustees and the paying agent. The trust will apply the payment of such purchase price to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the servicer only the class A-4 notes, the class B notes and the class C notes will be outstanding.

Property of the Trust

The property of the trust will include the following:

•	a pool of simple interest retail installment sale contracts that have a weighted average FICO score as of their respective dates of origination of 746 and were purchased by the seller in the ordinary course of business in connection with the sale of new and used motor vehicles;

•	amounts received on or in respect of the receivables after the cutoff date;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in a collection account, a note payment account, a reserve fund and a yield supplement account;

•	all rights under the receivables purchase agreement, including the right to cause the seller to repurchase from the depositor receivables affected materially and adversely by breaches of the representations and warranties of the seller made in the receivables purchase agreement;

•	all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties or certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

Servicing and Servicer Compensation

Wachovia Bank, National Association’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables. In return for its services, the trust will be required to pay the servicer a servicing fee on each distribution date for the related collection period equal to the product of 1/12 of 1.00% and the outstanding principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first distribution date).

Ratings

It is a condition to the issuance of the notes that each class of notes shall have been assigned the following ratings:

Rating
Note Class	Standard & Poor’s	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
B	A	A1
C	BBB

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of notes.

Tax Status

     Opinions of Counsel

In the opinion of Sidley Austin Brown & Wood llp, for federal income tax purposes the class A notes and class B notes will be, and the class C notes should be, characterized as debt if held by persons other than the beneficial owner of the equity in the trust for federal income tax purposes, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

     Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The class A notes and class B notes are generally eligible for purchase by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus. The class C notes may not be acquired by or on behalf of certain employee benefit and other benefit plans. Each employee benefit or other benefit plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see “ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund’s investment policies and objectives.

Risk Factors

     You should consider the following risk factors (and the factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes. The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes.

You may suffer delays in payment or losses as a result of the manner in which principal of the notes is paid	No principal will be paid on any class of notes other than the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full, the principal distributable amount for any distribution date will be allocated among the remaining classes of class A notes, the class B notes and the class C notes in a manner intended to maintain the credit support, not including amounts on deposit in the reserve fund or in the yield supplement account, for each such class, after giving effect to such allocation, in an amount equal to the following percentages of the amount by which the outstanding principal balance of the receivables as of the last day of the related collection period exceeds the overcollateralization target amount for that distribution date: 93.50% for the remaining class A notes, 4.00% for the class B notes and 2.50% for the class C notes. In addition, the class A-2 notes, the class A-3 notes and the class A-4 notes feature sequential payment of principal. This means that no principal will be paid on (i) the class A-3 notes until the class A-2 notes have been paid in full and (ii) the class A-4 notes until the class A-3 notes have been paid in full.

So long as cumulative net losses do not exceed the related trigger levels and the notes have not been accelerated following the occurrence of an event of default under the indenture, a portion of the principal of the class B notes and the class C notes may be paid before the principal amounts of the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full. Holders of the class B notes and the class C notes will not be required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the trust at a price insufficient to pay the principal amount of each class of notes with a higher alphabetical designation. If this occurs, holders of the classes of notes with a higher alphabetical designation could suffer a loss on their investment.

See “Description of the Notes—Payments of Principal” in this prospectus supplement for a further discussion of principal payments.

Some notes have greater risk because they are subordinate to other classes of notes	You may suffer a loss on your investment if payments of interest on or principal of your notes are subordinated to one or more other classes of notes. Both interest payments and principal payments on the notes will be subordinated to the servicing fee due to the servicer and any amounts owed to the trustees and the paying agent.

No interest will be paid on any distribution date to a class of notes until all interest due on that distribution date on each class of notes with a higher alphabetical designation has been paid in full. Under the limited circumstances described under “Description of the Notes—Payments of Interest”, a class of notes with a higher alphabetical designation will be entitled to receive certain payments of principal before payments of interest are made on each class of notes with a lower alphabetical designation. In addition, if the notes have been accelerated following the occurrence of an event of default under the indenture, no interest will be payable on a class of notes until all interest on and, in the case of an event of default other than an event of default based on the trust’s breach of a covenant, representation or warranty, principal of each class of notes with a higher alphabetical designation have been paid in full.

On each distribution date, no principal payments will be made on (i) the class B notes until the class A-1 notes have been paid in full and all required payments of principal have been made on the other class A notes on that distribution date and (ii) the class C notes until the class A-1 notes have been paid in full and all required payments of principal have been made on the other class A notes and the class B notes on that distribution date. In addition, so long as cumulative net losses exceed the related trigger levels or if the notes have been accelerated following the occurrence of an event of default under the indenture, no note principal payment will be paid to the holders of a class of notes until each class of notes with a higher alphabetical designation has been paid in full (which, in the case of the class A notes following acceleration of the notes, principal will first be paid to the class A-1 notes and then pro rata to the other class A notes based on the principal amount of each such class).

This subordination could result in delays or reductions in the payment of principal of and interest on the classes of notes with lower alphabetical designations, and investors in those notes may suffer a loss on their investment.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest”, “—Payments of Principal”, “—Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default’’ and “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

Payment priorities increase risk of loss or delay in payment to certain class A notes	Because the principal of each class of class A notes generally will be paid sequentially, classes of class A notes that have higher sequential numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of class A notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other class A notes based upon the principal amount of each class, then to the class B notes and then to the class C notes. As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and amounts in the reserve fund and in the yield supplement account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.

The amount on deposit in the reserve fund may not be sufficient to assure payment of your notes	The amount on deposit in the reserve fund will be used to fund the payment of monthly interest and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make that payment. There can be no assurances, however, that the amount on deposit in the reserve fund will be sufficient on any distribution date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund, the amount on deposit in the reserve fund may be less than projected. If on any distribution date, receivable payments, including any amounts allocable to overcollateralization, and the amounts in the reserve fund and the yield supplement account are not sufficient to pay in full the monthly interest and certain distributions of principal due, you may experience payment delays with respect to your notes. If the amount of that insufficiency is not offset by excess collections on or in respect of the receivables on subsequent distribution dates, you will experience losses with respect to your notes.

For more information on the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund” in this prospectus supplement.

A bankruptcy of the depositor could result in losses or payment delays with respect to your notes	Pooled Auto Securities Shelf LLC, as depositor, intends that its transfer of the receivables to the trust will be a valid sale and assignment of the receivables to the trust for non-tax purposes. If Pooled Auto Securities Shelf LLC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Pooled Auto Securities Shelf LLC or Pooled Auto Securities Shelf LLC itself were to take the position that the sale of receivables by the depositor to the trust for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing of Pooled Auto Securities Shelf LLC, delays in payments of collections on the receivables to the noteholders and certificateholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the trust may have priority over the trust’s interest in those receivables even if the transfer of the receivables to the trust is characterized as a sale for non-tax purposes.

An insolvency of the seller could result in losses or payment delays with respect to your notes	The seller intends that the transfer of receivables by it to the depositor will constitute a sale without recourse of all of its right, title and interest in and to the receivables. If the seller were to become insolvent, a conservator or receiver may be appointed which may be the FDIC. The FDIC, as conservator or receiver of the seller, might take the position that the transfer of receivables did not constitute a “sale”, but rather was a “loan” or other contractual obligation of the seller to the depositor secured by the receivables. If this recharacterization were upheld, the depositor and, as a consequence, the trust would be creditors of the seller.

Under FIRREA, the FDIC, as conservator or receiver of the seller, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. However, the valid perfected security interest of the indenture trustee would be enforceable (to the extent of the trust’s “actual direct compensatory damages”) notwithstanding the insolvency of the seller and the subsequent repudiation or disaffirmation of the purchase agreement by the FDIC as conservator or receiver of the seller, to the extent that the following requirements are met, among others:

•	the seller granted a security interest in the receivables to the depositor that was assigned to the trust and then to the indenture trustee;

•	the security interest is a first priority security interest and was validly perfected before the seller’s insolvency; and

•	the security interest was not taken or granted in contemplation of the seller’s insolvency or with the intent to hinder, delay or defraud the seller’s creditors.

Accordingly, payments to the trust with respect to the receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the seller. If, however, the FDIC were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to the seller as provided under FIRREA, delays in payments on the notes and possible reductions in the amount of those payments could occur.

Effective as of September 11, 2000, the FDIC adopted a rule that provides that if a bank’s transfer of receivables satisfies certain requirements then, notwithstanding the FDIC’s rights described above, the FDIC will not seek to reclaim, recover or recharacterize the receivables as property of the bank or of the bank’s receivership. The seller believes that the FDIC rule will apply to the transfer of motor vehicle installment sale contracts to a trust in the manner contemplated by this prospectus supplement and intends on satisfying in all material respects the requirements of the FDIC rule. Nevertheless, under the rule, the FDIC, as conservator or receiver of the seller, will still retain the right to take certain actions with respect to the receivables, including to (i) enforce the receivables purchase agreement, the sale and servicing agreement and the other transaction documents to which the seller is a party, notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) disaffirm or repudiate any transaction document to which the seller is a party that imposes continuing obligations or duties on the seller in conservatorship or receivership.

For more information on the possibility that the transfer of the receivables from the seller to the depositor would be characterized as a financing rather than a sale and the impact of a conservatorship or receivership on the seller, see “Material Legal Issues Relating to the Receivables—Certain Matters Relating to Conservatorship and Receivership” in this prospectus supplement and “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” in the prospectus for a further discussion .

Prepayments, potential losses and changes in the order of priority of payments following an indenture event of default could adversely affect your investment	If the notes have been accelerated following the occurrence of an event of default under the indenture consisting of a default in the payment of interest on the class of outstanding notes with the highest alphabetical designation, a default in the payment of principal on any note on its final scheduled distribution date or an insolvency of the trust, the trust will not make any distributions of principal or interest on a class of notes until all interest on and principal of each class of notes with a higher alphabetical designation has been paid (which, in the case of principal payments on the class A notes will be made first to the class A-1 notes until they have been paid in full and then pro rata to the other class A notes based upon the principal balance of each such class). If the notes have been accelerated following the occurrence of an event of default under the indenture consisting of a breach by the trust of a covenant, representation or warranty, the trust will not make any distributions of interest on a class of notes until all interest on each class of notes with a higher alphabetical designation has been paid and, after payment of all such interest, the trust will not make any distributions of principal of that class of notes until all principal of each class of notes with a higher alphabetical designation has been paid. If the maturity dates of the notes have been accelerated following the occurrence of an event of default and the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes, the indenture trustee, acting at the direction of the holders of 66 2/3% of the aggregate principal amount of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation), may sell the receivables and prepay the notes. Generally, the holders of the notes that are not part of the controlling class will not have any right to direct the indenture trustee or to consent to any action until the holders of the notes of the controlling class have been paid in full. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal amount of your notes if the assets of the trust are insufficient to pay the full aggregate principal amount of your notes.

For more information on events of default, the rights of the noteholders following an event of default and payments after an acceleration of the notes following an event of default, see “Description of the Indenture—Events of Default”, “—Rights Upon Event of Default” and “Description of the Notes—Priority of Payments Will Change If the Notes Are Accelerated

Following an Event of Default” in this prospectus supplement.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the notes of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation) will, take one or more of the actions specified in the indenture relating to the property of the trust. Furthermore, the holders of a majority of the notes of the controlling class, or the indenture trustee acting on behalf of the holders of the notes of the controlling class, under certain circumstances, has the right to waive an event of servicing termination or to terminate the servicer without consideration of the effect such waiver or termination would have on the holders of the other classes of notes.

Furthermore, the holders of the class B notes, and upon payment in full of such notes, the holders of the class C notes, will have only limited rights to direct remedies under the indenture and will not have the ability to waive an event of servicing termination or to terminate the servicer until each class of notes with a higher alphabetical designation has been paid in full.

For more information on the rights of the noteholders with respect to events of servicing termination, see “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”, “—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in this prospectus supplement.

Geographic concentration may result in more risk to you	The servicer’s records indicate that receivables related to obligors with mailing addresses in the following states constituted more than 10% of the aggregate outstanding principal balance of the receivables as of the close of business on May 31, 2004:

Percentage
of Cutoff Date
Pool Balance
North Carolina	32.77%
Georgia	25.71%
Virginia	15.40%

If one or more of these states experience adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes. We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

You May Experience a Greater Risk of Loss on Your Notes as the Result of Armed Conflict	The long term economic impact of the United States’ military operations in Iraq and Afghanistan, as well as the possible response to these operations, remains uncertain but could have a material effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables. You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. Because it covers obligors who enter military service (including reservists who are called to active duty) after origination of the receivable, we do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on the notes.

     Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-61 and the Glossary of Terms beginning on page 69 of the prospectus.

The Trust

Limited Purpose and Limited Assets

     The Depositor formed Wachovia Auto Owner Trust 2004-A, a Delaware statutory trust, on April 21, 2004. The Trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Trust, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•	using the proceeds of the sale of the Notes to fund the Reserve Fund and the Yield Supplement Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller;

•	paying interest on and principal of the Notes to the Holders thereof and any excess collections to the Certificateholder; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     If the various protections provided to the Noteholders by the subordination of the Class B Notes and the Class C Notes, as applicable, the available overcollateralization and the Reserve Fund and the Yield Supplement Account are insufficient, the Trust will have to rely solely upon the obligors of the Receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables to make payments on the Notes. In that event, various factors, such as the Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer’s ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds which the Trust can distribute to Noteholders. See “Material Legal Issues Relating to the Receivables” in the prospectus.

     The Trust’s principal offices are in care of Wilmington Trust Company, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$450,000,000.00
Class A-2 Notes	598,000,000.00
Class A-3 Notes	544,000,000.00
Class A-4 Notes	278,000,000.00
Class B Notes	80,000,000.00
Class C Notes	50,000,000.00
Overcollateralization	2,714,605.98

Total	$2,002,714,605.98

The Receivables Pool

     The Trust will own a pool of Receivables consisting of motor vehicle retail installment sale contracts purchased by the Seller and secured by security interests in the motor vehicles financed by those contracts. The Seller will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement. The Depositor will transfer the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Trust will include payments on the Receivables which are made after the Cutoff Date.

Criteria Applicable to Selection of Receivables

     The Receivables were selected from the Seller’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools”. These criteria include the requirement that each Receivable:

•	is secured by a new or used motor vehicle;

•	had an original Principal Balance of not more than $98,113.77 and, as of the Cutoff Date, a remaining Principal Balance of not less than $501.25;

•	had an original term to maturity of not more than 72 months and not less than 18 months and, as of the Cutoff Date, a remaining term to maturity of not more than 67 months and not less than 11 months;

•	provides for the allocation of payments to interest and principal based on the simple interest method;

•	has a Contract Rate of at least 2.50% and not more than 11.99%;

•	provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

•	as of the Cutoff Date, is not delinquent by more than 30 days;

•	as of the Cutoff Date, is not secured by a Financed Vehicle that has been repossessed;

•	as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

•	is evidenced by only one original document; and

•	was not selected using selection procedures believed by the Seller to be adverse to the Noteholders.

Characteristics of the Receivables

     The following tables set forth information with respect to the Receivables as of the Cutoff Date.

Composition of the Receivables

		Used Financed
	New Financed Vehicles	Vehicles	Total
Aggregate Principal Balance	$1,320,284,095.91	$682,430,510.07	$2,002,714,605.98
Percentage of Aggregate Principal Balance	65.92%	34.08%	100.00%
Number of Motor Vehicle Loans	74,978	52,426	127,404
Percentage of Motor Vehicle Loans	58.85%	41.15%	100.00%
Average Principal Balance	$17,608.95	$13,017.02	$15,719.40
Average Original Balance	$22,078.95	$16,706.13	$19,868.06
Weighted Average Contract Rate	5.19%	6.56%	5.65%
Contract Rate (Range)	2.50% to 11.99%	2.69% to 11.99%	2.50% to 11.99%
Weighted Average Original Term	60.73 months	60.52 months	60.66 months
Original Term (Range)	18 months to 72 months	18 months to 72 months	18 months to 72 months
Weighted Average Remaining Term	49.16 months	47.48 months	48.59 months
Remaining Term (Range)	12 months to 67 months	11 months to 67 months	11 months to 67 months

Distribution of the Receivables by Remaining Term to Maturity

		Percentage of
		Total	Principal Balance	Percentage
	Number of	Number of	as of the Cutoff	of Cutoff Date
Remaining Term Range	Receivables	Receivables(1)	Date	Pool Balance(1)
7 months to 12 months	167	0.13%	$750,940.78	0.04%
13 months to 18 months	1,294	1.02	7,451,450.89	0.37
19 months to 24 months	2,989	2.35	23,965,990.20	1.20
25 months to 30 months	5,589	4.39	53,245,181.79	2.66
31 months to 36 months	10,937	8.58	125,264,558.25	6.25
37 months to 42 months	18,230	14.31	238,723,121.39	11.92
43 months to 48 months	31,395	24.64	483,291,741.72	24.13
49 months to 54 months	28,627	22.47	494,678,180.79	24.70
55 months to 60 months	20,508	16.10	399,580,276.26	19.95
61 months to 66 months	6,639	5.21	150,493,313.61	7.51
67 months to 72 months	1,029	0.81	25,269,850.30	1.26

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Obligor Mailing Address	Receivables	of Receivables(1)	Date	Balance(1)
North Carolina	41,559	32.62%	$656,382,875.41	32.77%
Georgia	31,746	24.92	514,805,097.09	25.71
Virginia	19,804	15.54	308,494,486.07	15.40
South Carolina	11,851	9.30	181,232,654.15	9.05
Florida	9,009	7.07	140,052,440.37	6.99
Tennessee	5,497	4.31	79,164,921.20	3.95
West Virginia	4,246	3.33	63,221,394.33	3.16
Other	3,692	2.90	59,360,737.36	2.96

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100% due to rounding.

     Each state included in the “other” category in the distribution by obligor mailing address table accounted for less than 1.00% of the Pool Balance as of the Cutoff Date.

Distribution of the Receivables by Financed Vehicle Model Year

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Model Year	Receivables	of Receivables(1)	Date	Balance(1)
1997 and before	532	0.42%	$5,269,819.03	0.26%
1998	1,432	1.12	12,368,447.80	0.62
1999	6,688	5.25	70,608,229.63	3.53
2000	11,006	8.64	124,711,091.27	6.23
2001	15,218	11.94	194,338,047.78	9.70
2002	26,212	20.57	374,626,510.94	18.71
2003	49,531	38.88	868,809,412.37	43.38
2004	16,699	13.11	350,097,576.31	17.48
2005 and after	86	0.07	1,885,470.85	0.09

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables by Contract Rate

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Contract Rate Range	Receivables	of Receivables(1)	Date	Balance(1)
2.001% to 3.000%	373	0.29%	$7,203,914.32	0.36%
3.001% to 4.000%	18,610	14.61	338,915,750.99	16.92
4.001% to 5.000%	30,191	23.70	528,699,373.77	26.40
5.001% to 6.000%	29,990	23.54	466,238,041.48	23.28
6.001% to 7.000%	22,632	17.76	332,305,577.59	16.59
7.001% to 8.000%	13,017	10.22	179,171,083.69	8.95
8.001% to 9.000%	7,148	5.61	88,797,588.41	4.43
9.001% to 10.000%	3,478	2.73	40,351,017.26	2.01
10.001% to 11.000%	1,426	1.12	15,648,356.05	0.78
11.001% to 12.000%	539	0.42	5,383,902.42	0.27

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Principal Balance

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Original Principal Balance	Receivables	of Receivables(1)	Date	Balance(1)
$0.01 to $5,000.00	57	0.04%	$217,602.61	0.01%
$5,000.01 to $10,000.00	8,867	6.96	56,110,775.64	2.80
$10,000.01 to $15,000.00	28,315	22.22	277,841,974.64	13.87
$15,000.01 to $20,000.00	34,504	27.08	470,183,464.09	23.48
$20,000.01 to $25,000.00	27,154	21.31	480,129,788.98	23.97
$25,000.01 to $30,000.00	15,524	12.18	339,561,833.09	16.96
$30,000.01 to $35,000.00	7,640	6.00	199,827,991.68	9.98
$35,000.01 to $40,000.00	3,215	2.52	97,990,206.78	4.89
$40,000.01 to $45,000.00	1,287	1.01	44,789,982.46	2.24
$45,000.01 to $50,000.00	477	0.37	18,770,320.29	0.94
$50,000.01 to $55,000.00	184	0.14	7,983,686.26	0.40
$55,000.01 to $60,000.00	86	0.07	4,125,436.75	0.21
$60,000.01 to $65,000.00	47	0.04	2,387,428.41	0.12
$65,000.01 to $70,000.00	18	0.01	961,623.86	0.05
$70,000.01 to $75,000.00	12	0.01	684,017.82	0.03
$75,000.01 to $80,000.00	9	0.01	584,696.96	0.03
$80,000.01 to $85,000.00	5	0.00	331,572.50	0.02
$85,000.01 to $90,000.00	2	0.00	149,148.15	0.01
$95,000.01 to $100,000.00	1	0.00	83,055.01	0.00

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Remaining Principal Balance

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Remaining Principal Balance	Receivables	of Receivables(1)	Date	Balance(1)
$0.01 to $5,000.00	3,306	2.59%	$11,888,345.39	0.59%
$5,000.01 to $10,000.00	23,865	18.73	190,643,576.01	9.52
$10,000.01 to $15,000.00	38,774	30.43	484,567,629.36	24.20
$15,000.01 to $20,000.00	31,384	24.63	543,569,234.22	27.14
$20,000.01 to $25,000.00	17,105	13.43	379,628,133.74	18.96
$25,000.01 to $30,000.00	7,916	6.21	214,940,691.74	10.73
$30,000.01 to $35,000.00	3,205	2.52	102,792,249.78	5.13
$35,000.01 to $40,000.00	1,143	0.90	42,380,127.28	2.12
$40,000.01 to $45,000.00	429	0.34	18,071,130.76	0.90
$45,000.01 to $50,000.00	162	0.13	7,647,001.51	0.38
$50,000.01 to $55,000.00	63	0.05	3,299,744.63	0.16
$55,000.01 to $60,000.00	25	0.02	1,436,132.26	0.07
$60,000.01 to $65,000.00	9	0.01	560,181.98	0.03
$65,000.01 to $70,000.00	7	0.01	471,941.40	0.02
$70,000.01 to $75,000.00	8	0.01	571,588.74	0.03
$75,000.01 to $80,000.00	1	0.00	75,103.47	0.00
$80,000.01 to $85,000.00	1	0.00	83,055.01	0.00
$85,000.01 to $90,000.00	1	0.00	88,738.70	0.00

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity

		Percentage of	Principal Balance	Percentage
	Number of	Total Number	as of the Cutoff	of Cutoff Date Pool
Original Term Range	Receivables	of Receivables(1)	Date	Balance(1)
13 months to 18 months	8	0.01%	$77,603.69	0.00%
19 months to 24 months	445	0.35	3,602,298.40	0.18
25 months to 30 months	121	0.09	919,059.48	0.05
31 months to 36 months	4,859	3.81	49,567,056.75	2.47
37 months to 42 months	509	0.40	5,369,451.52	0.27
43 months to 48 months	12,480	9.80	154,861,783.77	7.73
49 months to 54 months	795	0.62	9,440,457.65	0.47
55 months to 60 months	83,661	65.67	1,322,486,378.09	66.03
61 months to 66 months	8,633	6.78	129,383,893.29	6.46
67 months to 72 months	15,893	12.47	327,006,623.34	16.33

Total	127,404	100.00%	$2,002,714,605.98	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Weighted Average Lives of the Notes

     The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or “ABS”, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

     The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

     The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumed characteristics of the Receivables:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, beginning in June 2004;

•	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the twentieth day of the applicable month);

•	the initial principal amount of each Class of Notes is as set forth on the cover of this prospectus supplement;

•	the interest rate on the Class A-1 Notes is 1.42%, the interest rate on the Class A-2 Notes is 2.50%, the interest rate on the Class A-3 Notes is 3.22%, the interest rate on the Class A-4 Notes is 3.73%, the interest rate on the Class B Notes is 3.12% and the interest rate on the Class C Notes is 3.66%;

•	the Notes are purchased on June 29, 2004;

•	no defaults or delinquencies occur in the payment of any of the Receivables;

•	no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

•	no Event of Default occurs;

•	the initial amount of overcollateralization is $2,714,605.98, and the amount of overcollateralization increases over time to an amount equal to, with respect to each Distribution Date, $5,006,786.51;

•	the Yield Supplement Account Draw Amounts are made as scheduled; and

•	the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

     The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, contract rate and remaining term to maturity) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

			Weighted
			Average	Weighted Average
		Weighted	Original Term	Remaining Term
	Aggregate	Average	to Maturity	to Maturity
Pool	Principal Balance	Note Rate	(in months)	(in months)
1	$3,679,902.09	4.423%	24	18
2	9,537,871.04	4.604	36	34
3	40,948,245.19	4.800	36	25
4	28,596,022.23	4.683	48	46
5	131,635,213.06	5.130	48	36
6	178,924,519.16	5.043	60	58
7	180,068,864.49	4.962	60	55
8	179,396,552.88	5.019	60	52
9	249,801,148.24	4.999	60	49
10	543,735,750.97	6.121	60	41
11	9,445,312.38	5.765	65	64
12	48,430,713.48	5.770	71	66
13	75,454,358.98	5.801	71	63
14	323,060,131.79	6.849	70	52

	$2,002,714,605.98

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average note rates, weighted average original terms to maturity and weighted average remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	1.75%	2.00%	0.50%	1.00%	1.50%	1.75%	2.00%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
July 2004	89%	86%	83%	81%	79%	100%	100%	100%	100%	100%
August 2004	78%	73%	66%	63%	59%	100%	100%	100%	100%	100%
September 2004	67%	59%	50%	45%	40%	100%	100%	100%	100%	100%
October 2004	56%	46%	35%	28%	20%	100%	100%	100%	100%	100%
November 2004	46%	33%	19%	11%	2%	100%	100%	100%	100%	100%
December 2004	35%	21%	4%	0%	0%	100%	100%	100%	100%	93%
January 2005	25%	8%	0%	0%	0%	100%	100%	97%	89%	81%
February 2005	14%	0%	0%	0%	0%	100%	100%	87%	78%	69%
March 2005	4%	0%	0%	0%	0%	100%	93%	77%	67%	57%
April 2005	0%	0%	0%	0%	0%	100%	85%	67%	57%	45%
May 2005	0%	0%	0%	0%	0%	93%	76%	57%	46%	34%
June 2005	0%	0%	0%	0%	0%	86%	68%	48%	36%	23%
July 2005	0%	0%	0%	0%	0%	78%	60%	38%	26%	13%
August 2005	0%	0%	0%	0%	0%	71%	52%	29%	17%	2%
September 2005	0%	0%	0%	0%	0%	64%	44%	21%	7%	0%
October 2005	0%	0%	0%	0%	0%	57%	36%	12%	0%	0%
November 2005	0%	0%	0%	0%	0%	50%	29%	4%	0%	0%
December 2005	0%	0%	0%	0%	0%	43%	21%	0%	0%	0%
January 2006	0%	0%	0%	0%	0%	36%	14%	0%	0%	0%
February 2006	0%	0%	0%	0%	0%	29%	6%	0%	0%	0%
March 2006	0%	0%	0%	0%	0%	22%	0%	0%	0%	0%
April 2006	0%	0%	0%	0%	0%	16%	0%	0%	0%	0%
May 2006	0%	0%	0%	0%	0%	9%	0%	0%	0%	0%
June 2006	0%	0%	0%	0%	0%	2%	0%	0%	0%	0%
July 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
August 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
September 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
October 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
November 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
December 2006	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
January 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
February 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
March 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
April 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
June 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
July 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
August 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
September 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
October 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
November 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
December 2007	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
January 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
February 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
March 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
April 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
June 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
July 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
August 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
September 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
October 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
November 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years)	0.40	0.33	0.27	0.25	0.22	1.44	1.21	1.00	0.91	0.82

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.50%	1.00%	1.50%	1.75%	2.00%	0.50%	1.00%	1.50%	1.75%	2.00%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
July 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
December 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
July 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2005	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 2005	100%	100%	100%	100%	92%	100%	100%	100%	100%	100%
October 2005	100%	100%	100%	98%	81%	100%	100%	100%	100%	100%
November 2005	100%	100%	100%	88%	71%	100%	100%	100%	100%	100%
December 2005	100%	100%	95%	79%	61%	100%	100%	100%	100%	100%
January 2006	100%	100%	86%	70%	52%	100%	100%	100%	100%	100%
February 2006	100%	100%	78%	61%	43%	100%	100%	100%	100%	100%
March 2006	100%	99%	70%	53%	34%	100%	100%	100%	100%	100%
April 2006	100%	92%	62%	45%	26%	100%	100%	100%	100%	100%
May 2006	100%	84%	54%	37%	18%	100%	100%	100%	100%	100%
June 2006	100%	77%	47%	30%	11%	100%	100%	100%	100%	100%
July 2006	95%	69%	40%	23%	4%	100%	100%	100%	100%	100%
August 2006	88%	63%	33%	16%	0%	100%	100%	100%	100%	95%
September 2006	81%	56%	26%	10%	0%	100%	100%	100%	100%	83%
October 2006	74%	49%	20%	4%	0%	100%	100%	100%	100%	72%
November 2006	67%	43%	14%	0%	0%	100%	100%	100%	96%	0%
December 2006	61%	36%	8%	0%	0%	100%	100%	100%	85%	0%
January 2007	54%	30%	3%	0%	0%	100%	100%	100%	75%	0%
February 2007	47%	24%	0%	0%	0%	100%	100%	95%	66%	0%
March 2007	40%	18%	0%	0%	0%	100%	100%	86%	0%	0%
April 2007	34%	13%	0%	0%	0%	100%	100%	77%	0%	0%
May 2007	27%	7%	0%	0%	0%	100%	100%	68%	0%	0%
June 2007	21%	2%	0%	0%	0%	100%	100%	0%	0%	0%
July 2007	15%	0%	0%	0%	0%	100%	94%	0%	0%	0%
August 2007	9%	0%	0%	0%	0%	100%	84%	0%	0%	0%
September 2007	3%	0%	0%	0%	0%	100%	75%	0%	0%	0%
October 2007	0%	0%	0%	0%	0%	95%	67%	0%	0%	0%
November 2007	0%	0%	0%	0%	0%	84%	0%	0%	0%	0%
December 2007	0%	0%	0%	0%	0%	77%	0%	0%	0%	0%
January 2008	0%	0%	0%	0%	0%	70%	0%	0%	0%	0%
February 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
March 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
April 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
June 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
July 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
August 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
September 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
October 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
November 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years)	2.66	2.36	2.00	1.82	1.64	3.58	3.32	2.91	2.66	2.35

Percent of Initial Note Principal Amount at Various ABS Percentages

Distribution	Class B Notes					Class C Notes
Date	0.50%	1.00%	1.50%	1.75%	2.00%	0.50%	1.00%	1.50%	1.75%	2.00%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
July 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 2004	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
December 2004	100%	100%	100%	76%	74%	100%	100%	100%	86%	74%
January 2005	100%	100%	75%	73%	70%	100%	100%	75%	73%	70%
February 2005	100%	77%	72%	69%	66%	100%	99%	72%	69%	66%
March 2005	100%	74%	68%	65%	62%	100%	74%	68%	65%	62%
April 2005	76%	71%	65%	62%	58%	77%	71%	65%	62%	58%
May 2005	74%	68%	62%	59%	55%	74%	68%	62%	59%	55%
June 2005	71%	66%	59%	55%	51%	71%	66%	59%	55%	51%
July 2005	69%	63%	56%	52%	48%	69%	63%	56%	52%	48%
August 2005	67%	61%	53%	49%	45%	67%	61%	53%	49%	45%
September 2005	64%	58%	51%	46%	42%	64%	58%	51%	46%	42%
October 2005	62%	56%	48%	43%	38%	62%	56%	48%	43%	38%
November 2005	60%	53%	45%	41%	36%	60%	53%	45%	41%	36%
December 2005	58%	51%	43%	38%	33%	58%	51%	43%	38%	33%
January 2006	56%	48%	40%	35%	30%	56%	48%	40%	35%	30%
February 2006	53%	46%	38%	33%	27%	53%	46%	38%	33%	27%
March 2006	51%	44%	35%	30%	25%	51%	44%	35%	30%	25%
April 2006	49%	42%	33%	28%	22%	49%	42%	33%	28%	22%
May 2006	47%	39%	31%	26%	20%	47%	39%	31%	26%	20%
June 2006	45%	37%	28%	23%	18%	45%	37%	28%	23%	18%
July 2006	43%	35%	26%	21%	16%	43%	35%	26%	21%	16%
August 2006	41%	33%	24%	19%	14%	41%	33%	24%	19%	14%
September 2006	38%	31%	23%	18%	12%	38%	31%	23%	18%	12%
October 2006	36%	29%	21%	16%	11%	36%	29%	21%	16%	11%
November 2006	34%	27%	19%	14%	0%	34%	27%	19%	14%	0%
December 2006	33%	25%	17%	13%	0%	33%	25%	17%	13%	0%
January 2007	31%	24%	16%	11%	0%	31%	24%	16%	11%	0%
February 2007	29%	22%	14%	10%	0%	29%	22%	14%	10%	0%
March 2007	27%	20%	13%	0%	0%	27%	20%	13%	0%	0%
April 2007	25%	19%	11%	0%	0%	25%	19%	11%	0%	0%
May 2007	23%	17%	10%	0%	0%	23%	17%	10%	0%	0%
June 2007	21%	15%	0%	0%	0%	21%	15%	0%	0%	0%
July 2007	19%	14%	0%	0%	0%	19%	14%	0%	0%	0%
August 2007	18%	13%	0%	0%	0%	18%	13%	0%	0%	0%
September 2007	16%	11%	0%	0%	0%	16%	11%	0%	0%	0%
October 2007	14%	10%	0%	0%	0%	14%	10%	0%	0%	0%
November 2007	13%	0%	0%	0%	0%	13%	0%	0%	0%	0%
December 2007	11%	0%	0%	0%	0%	11%	0%	0%	0%	0%
January 2008	10%	0%	0%	0%	0%	10%	0%	0%	0%	0%
February 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
March 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
April 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
June 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
July 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
August 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
September 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
October 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
November 2008	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years)	1.96	1.72	1.47	1.33	1.20	1.96	1.74	1.47	1.34	1.20

     The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Note.

The Seller

General

     Wachovia Bank is a national banking association subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the OCC, and its deposits are insured by the FDIC. Wachovia Bank is a wholly owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals.

     Wachovia Bank’s principal executive offices are located at One Wachovia Center, 301 South College Street, NC6066, Charlotte North Carolina 28288 and its telephone number is (704) 374-6565.

     Wachovia Corporation, with headquarters in Charlotte, North Carolina, is a financial holding company that serves regional, national and international markets. At March 31, 2004, Wachovia Corporation had assets of $411.0 billion and deposits of $232.3 billion. Through its subsidiaries, Wachovia Corporation offers consumer and commercial banking, asset and wealth management, capital markets and investment banking, brokerage and insurance services. As of March 31, 2004, Wachovia Corporation had 3,305 offices and 4,404 ATMs in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Washington, D.C. As of March 31, 2004,Wachovia Corporation had 85,460 employees.

     As reported on its December 31, 2003 call report, Wachovia Bank had total deposits of approximately $225.8 billion, total assets of approximately $353.5 billion and total equity of approximately $30.4 billion. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

     Wachovia Bank is not a party to any legal proceeding that could reasonably be expected to have a material impact on the Trust, the interests of the Noteholders or on Wachovia Bank’s ability to perform its obligations under the transaction documents to which it is a party.

Origination

     Wachovia Bank purchases motor vehicle installment sale contracts primarily from dealers located in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia. Wachovia Bank purchases these contracts from motor vehicle dealers pursuant to dealer agreements between Wachovia Bank and the related dealer. Wachovia Bank enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with some dealers that sell used motor vehicles. In general, Wachovia Bank selects each dealer based upon a review of the dealer’s reputation in the marketplace and, in some cases, a financial review. In addition to purchasing motor vehicle installment sale contracts from dealers, Wachovia Bank also extends loans and lines of credit to some dealers for, among other things, inventory financing and other commercial purposes. Wachovia Bank only extends loans or lines of credit to dealers based upon a financial review and those dealers are evaluated through periodic financial and other formalized review procedures. Such loans or lines of credit will not be included among the pool of Receivables purchased by the Trust.

     Each dealer agreement provides for the repurchase by the related dealer of any motor vehicle installment sales contract for its outstanding principal balance, plus accrued but unpaid interest, if any representation or warranty made by the dealer, in the related dealer agreement, relating to the receivable is breached. Among other things, the representations and warranties relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the motor vehicle installment sale contract or the creditworthiness of the related obligor. Wachovia Bank offers risk-based pricing programs to dealers to cover various levels of obligor risk.

Underwriting Procedures

     Wachovia Bank purchases motor vehicle installment sale contracts in accordance with its credit standards, which are based upon a determination of the applicant’s ability and willingness to repay the amounts due on the contract and the value of the motor vehicle being financed thereby, as well as other factors. Each application is generated by a dealer and evaluated by the dealer and/or Wachovia Bank using uniform underwriting policies and procedures developed by Wachovia Bank.

     Wachovia Bank purchases motor vehicle installment sale contracts under multiple programs. Under these programs, Wachovia Bank requires the completion of an application that, in general, includes such information as the applicant’s income, liabilities, credit and employment history and other personal information. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Loan applications completed by prospective obligors are received from dealers via facsimile or electronically. Since Wachovia Bank is a participating lender in DealerTrack, automobile dealers can send application data electronically via an internet connection. Such data interfaces with Wachovia Bank’s application processing systems, providing for faster processing. Application data received by facsimile is entered by Wachovia Bank into the application processing system.

     In addition to the programs that require the dealer to submit the application, Wachovia Bank also purchases automobile loans through a pre-approval program, which is a streamlined application process available to all dealers with whom Wachovia Bank conducts business. Applicants meeting all product criteria under the pre-approval program may be approved at the dealership instead of completing the full application review process. During the loan funding process, Wachovia Bank obtains a credit bureau report for the applicant and verifies adherence to the guidelines and criteria of the pre-approval program. Approximately 25% of applicants are processed through the pre-approval program. Applicants that do not meet the requirements for the pre-approval program may be considered under the standard automobile program.

     For those applications not processed through the pre-approval program, Wachovia Bank reviews each credit application for completeness and obtains a credit report from an independent credit bureau to determine the applicant’s current credit status and past credit performance. Wachovia Bank then performs an evaluation of the application using an automated application processing and scoring system. Wachovia Bank’s automated application processing and scoring system uses credit scores obtained from the major credit bureaus as well as credit scores derived from Wachovia Bank’s proprietary scoring models to objectively assess an applicant’s creditworthiness. In addition, the automated system evaluates each application for compliance with various criteria in Wachovia Bank’s underwriting guidelines described below. If the automated review of an application concludes that the applicant meets the criteria in Wachovia Bank’s underwriting guidelines and meets the minimum combination of credit bureau and proprietary credit score, then the application is approved. Applications that are not approved during the automated review process are either automatically declined or routed to a credit manager to perform a second review using Wachovia Bank’s credit guidelines. Historically, fewer than 5% of applications reviewed by the automated application processing system are automatically approved.

     Wachovia Bank considers, among other things, the following criteria in evaluating each credit application:

•	the applicant’s and co-applicant’s credit history based on information known directly by Wachovia Bank or as provided by various credit reporting agencies;

•	loan to value ratio, which takes into consideration the loan amount relative to the wholesale value of the motor vehicle to be financed;

•	the applicant’s and co-applicant’s capacity to pay, which takes into consideration the ratio of the proposed monthly payment to gross monthly income;

•	the age and mileage of the motor vehicle to be financed;

•	the requested term of the sale contract; and

•	the stability of the applicant’s employment history.

     Once a decision is rendered, Wachovia Bank notifies the dealer as to whether the application has been accepted or declined. If an application is declined, the applicant is instructed to contact the credit bureau for a copy of his or her credit report. If an application is conditionally approved, the applicant will be informed of the terms and conditions that must be met for approval.

     Wachovia Bank may, from time to time, approve applications that do not meet its standard credit guidelines. In general, those approvals require the authorization of Wachovia Bank underwriting personnel with the appropriate levels of override authority and lending limits. To be approved, applications that do not comply with Wachovia Bank’s guidelines must have compensating factors, such as high credit scores, a strong capacity and willingness to repay the loan or, in some instances, a strong relationship with Wachovia Bank.

     In general, Wachovia Bank will not finance more than 130% of the value of the motor vehicle. Wachovia Bank determines the value of a new motor vehicle based upon the manufacturer’s invoice price and/or nationally recognized industry price guides and the value of various dealer-installed options. Wachovia Bank determines the value of a used motor vehicle based upon the wholesale or trade-in value reported by nationally recognized used car price guides.

     The standard maximum term for a motor vehicle installment sale contract depends upon a combination of factors, including the credit score of the obligor and the age and value of the Financed Vehicle. The maximum term for financing a motor vehicle is 72 months.

Servicing Responsibility

     Wachovia Bank, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by the Trust. Wachovia Bank will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the Receivables as if the Servicer alone were servicing the Receivables.

Collection Procedures

     Wachovia Bank initiates collection activities when a motor vehicle installment sale contract becomes ten days past due. In general, collection activities begin with an automated system-generated late notice issued to the related obligor. In addition, attempts to make telephone contact begin once any part of the monthly payment on a contract is ten days past due. Telephone contact with obligors is prioritized based on Wachovia Bank’s assessment of the highest risk of loss.

     If a motor vehicle installment sale contract is between 30 and 120 days delinquent, mid- and late- stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the co-makers, guarantors and other responsible parties on the contract in order to resolve a delinquency status. Wachovia Bank begins repossession procedures as early as 60 days past due but no later than 80 days past due.

     Wachovia Bank carries out repossessions pursuant to applicable state law. Wachovia Bank follows specific procedures with respect to repossessions and uses outside repossession contractors to perform repossessions.

Repossessed financed vehicles are sold at various motor vehicle auctions serving the general public and dealers throughout the geographic regions in which Wachovia Bank operates.

     It is the current policy of Wachovia Bank to recognize a loss when a motor vehicle installment sale contract is deemed uncollectible or during the month in which the contract becomes 120 days delinquent, whichever occurs first. Contracts for which repossession is in process may be written down to an estimated value of the related motor vehicle prior to the date of charge-off. Proceeds from the sale of the collateral and any insurance attached to the contract are applied to any accrued but unpaid interest and other fees and penalties and the outstanding principal balance of the Receivable to offset the outstanding balance owed. Any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related financed vehicle are pursued by collection personnel to establish repayment schedules to the extent practical and permitted by law. From time to time, Wachovia Bank sells charged-off contracts to third parties in an attempt to maximize collections.

Physical Damage Insurance

     In general, each motor vehicle installment sale contract requires the obligor:

•	to keep the financed vehicle insured against loss or damage for the actual cash value of the financed vehicle in an amount sufficient to pay the lesser of either the full insurable interest in the financed vehicle or the entire outstanding principal balance of the contract and any accrued but unpaid interest and other charges; and

•	to furnish Wachovia Bank with agreement to provide insurance, naming Wachovia Bank as loss payee.

     The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related contract is purchased by Wachovia Bank.

Extensions

     Wachovia Bank has specific procedures with respect to motor vehicle installment sale contract extensions. Extensions may be granted to a current or delinquent obligor to cure a short-term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis, and in the sole discretion of Wachovia Bank, and are reported and monitored closely. In general, Wachovia Bank’s extension policy requires that:

•	at least nine monthly payments must have been made on the contract for an extension to be granted;

•	only one 60-day extension or two 30-day extensions may be granted with respect to the contract during any 12-month period; and

•	only three 60-day extensions or six 30-day extensions may be granted with respect to the contract during its life.

     Wachovia Bank may, from time to time, solicit or offer holiday extensions to obligors who meet well-defined eligibility criteria and whose accounts are current. An obligor may only accept one holiday extension per year. Wachovia Bank charges a processing fee for each extension in accordance with certain guidelines. Wachovia Bank does not anticipate initiating more than two holiday extension solicitations per year.

     Wachovia Bank may also change the due date for a contract at the request of an obligor. Due date changes may occur only once in the lifetime of the contract. The maximum number of days a due date may be advanced is 15 days. A change of the due date is not deemed to be an extension, and no extension fee is charged.

Prepayment

     The Receivables may provide for prepayment fees in the event of full prepayment to the extent permitted by the various state laws. There are no prepayment fees imposed in the event of partial prepayments.

Allocation of Payments

     The Receivables are Simple Interest Receivables. If an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its contractual due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly less. The Receivables provide for equal monthly payments that are generally applied, first, to interest accrued to the date of payment, then to any applicable insurance, then to any applicable late charges, then to any other fees due under the receivable, then to principal due on the date of payment and then to reduce further the outstanding principal balance of the receivable. If the financed vehicle securing a receivable is sold or otherwise disposed of, amounts recovered are applied first to the expenses of repossession, then to principal and unpaid interest and any applicable late charges or other fees.

Delinquency, Credit Loss and Recovery Information

     Set forth below is certain information concerning the experience of Wachovia Bank pertaining to its indirect retail motor vehicle, recreational vehicle and marine receivable portfolio. Wachovia Bank does not maintain separate records that distinguish among the delinquency and loan loss experience for the indirect retail motor vehicle, recreational vehicle and marine receivable receivables. Delinquency, credit loss and recovery experience for motor vehicle, recreational vehicle and marine receivables may be influenced by a variety of different economic, social, geographic and other factors. As a result, there can be no assurance that the delinquency, credit loss and recovery experience on the Receivables will be comparable to that set forth below. Notwithstanding the foregoing, Wachovia Bank believes that delinquencies, credit losses and recoveries on its indirect retail motor vehicle portfolio have generated substantially all of the delinquencies, credit losses and recoveries with respect to its combined portfolio of indirect retail motor vehicle, recreational vehicle and marine receivable portfolios.

Composition of Portfolio

	As of April 30,
	2004			2003
	Number of	Dollars		Number of	Dollars
	Receivables	($000)	Percentage	Receivables	($000)	Percentage
Motor Vehicle	304,476	$3,871,512	81.3%	324,234	$3,968,828	85.2%
Marine	2,898	605,137	12.7	2,538	536,657	11.5
Recreational Vehicle	2,562	283,167	5.9	1,337	147,115	3.2
Other	218	1,702	0.0	414	3,397	0.1

Total	310,154	$4,761,519	100.0%	328,523	$4,655,998	100.0%

	As of December 31,
	2003			2002			2001
	Number of	Dollars		Number of	Dollars		Number of	Dollars
	Receivables	($000)	Percentage	Receivables	($000)	Percentage	Receivables	($000)	Percentage
Motor Vehicle	312,680	$3,937,517	83.2%	322,641	$3,850,997	86.6%	341,016	$4,099,064	90.7%
Marine	2,739	572,425	12.1	2,367	480,551	10.8	2,383	395,289	8.7
Recreational Vehicle	2,006	222,457	4.7	1,000	108,720	2.4	271	16,767	0.4
Other	280	2,103	0.0	491	7,774	0.2	890	9,455	0.2

Total	317,705	$4,734,501	100.0%	326,499	$4,448,042	100.0%	344,560	$4,520,575	100.0%

	As of December 31,
	2000			1999
	Number of	Dollars		Number of	Dollars
	Receivables	($000)	Percentage	Receivables	($000)	Percentage
Motor Vehicle	341,602	$4,138,774	98.9%	312,539	$3,620,609	99.1%
Marine	1,445	33,127	0.8	1,541	16,990	0.5
Recreational Vehicle	232	4,170	0.1	232	2,127	0.1
Other	1,528	8,187	0.2	2,592	14,566	0.4

Total	344,807	$4,184,258	100.0%	316,904	$3,654,293	100.0%

Delinquency Experience

	As of April 30,
	2004		2003
	Number of	Dollars	Number of	Dollars
	Receivables	($000)	Receivables	($000)
Total Receivable Portfolio	310,154	$4,761,519	328,523	$4,655,998
Delinquencies as a Percentage of Total Receivable Portfolio
30-59 Days	0.85%	0.54%	0.96%	0.70%
60-89 Days	0.16%	0.10%	0.20%	0.16%
90 Days or More	0.03%	0.02%	0.05%	0.03%
Total Delinquencies as a Percentage of Total Receivable Portfolio	1.04%	0.66%	1.22%	0.89%
Total Delinquencies	3,223	$31,410	3,994	$41,393

	As of December 31,
	2003		2002		2001
	Number of	Dollars	Number of	Dollars	Number of	Dollars
	Receivables	($000)	Receivables	($000)	Receivables	($000)
Total Receivable Portfolio	317,705	$4,734,501	326,499	$4,448,042	344,560	$4,520,575
Delinquencies as a Percentage of Total Receivable Portfolio
30-59 Days	1.17%	0.76%	1.29%	0.99%	1.31%	1.03%
60-89 Days	0.25%	0.16%	0.29%	0.22%	0.35%	0.27%
90 Days or More	0.06%	0.03%	0.07%	0.05%	0.27%	0.19%
Total Delinquencies as a Percentage of Total Receivable Portfolio	1.48%	0.95%	1.65%	1.25%	1.93%	1.50%
Total Delinquencies	4,692	$45,138	5,386	$55,662	6,642	$67,598

	As of December 31,
	2000		1999
	Number of	Dollars	Number of	Dollars
	Receivables	($000)	Receivables	($000)
Total Receivable Portfolio	344,807	$4,184,258	316,904	$3,654,293
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	1.46%	1.10%	1.33%	0.91%
61-90 Days	0.38%	0.27%	0.30%	0.21%
91 Days or More	0.30%	0.20%	0.19%	0.12%
Total Delinquencies as a Percentage of Total Receivable Portfolio	2.14%	1.57%	1.82%	1.24%
Total Delinquencies	7,380	$65,898	5,779	$45,299

     The amounts included in the delinquency experience table represent principal amounts only. Total Delinquencies as a Percentage of Total Receivables Portfolio exclude unsold repossessed vehicles and accounts in bankruptcy. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All delinquent receivables relating to financed vehicles that have not been repossessed are written off not later than the last business day of the month during which they become 120 days delinquent and receivables relating to financed vehicles that have been repossessed are written off not later than the last business day of the month in which the related repossessed financed vehicles are sold or otherwise disposed of.

Credit Loss Experience
($000)

	Four Months Ended April 30,
	2004	2003
Total Number of Receivables Outstanding at Period End	310,154	328,523
Average Number of Receivables Outstanding During the Period	314,695	329,313
Outstanding Principal Amount at Period End	$4,761,519	$4,655,998
Average Outstanding Principal Amount During the Period	$4,753,865	$4,585,158
Gross Principal Charge-Offs	$12,313	$18,591
Recoveries	$3,111	$4,347
Net Losses	$9,202	$14,244
Net Losses as a Percentage of the Average Outstanding Principal Amount(1)	0.58%	0.93%

(1)	The percentages for the four months ended April 30, 2004 and April 30, 2003 are annualized and are not necessarily indicative of a full year’s actual results.

	Year Ended December 31,
	2003	2002	2001	2000	1999
Total Number of Receivables Outstanding at Period End	317,705	326,499	344,560	344,807	316,904
Average Number of Receivables Outstanding During the Period	325,662	335,319	351,391	331,099	n/a
Outstanding Principal Amount at Period End	$4,734,501	$4,448,042	$4,520,575	$4,184,258	$3,654,293
Average Outstanding Principal Amount During the Period	$4,682,125	$4,452,768	$4,457,703	$3,922,346	n/a
Gross Principal Charge-Offs	$49,965	$56,553	$46,751	$27,381	$23,188
Recoveries	$10,307	$9,630	$8,492	$7,048	$7,406
Net Losses	$39,658	$46,923	$38,259	$20,333	$15,782
Net Losses as a Percentage of the Average Outstanding Principal Amount	0.85%	1.05%	0.86%	0.52%	n/a

     The average outstanding principal amount during any period is based upon the monthly period-end outstanding principal amounts of the retail installment sale contracts during that period. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during that period minus the total amount received during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged off.

     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the future delinquency and credit loss information of Wachovia Bank, or that of the Trust with respect to the Receivables, will be similar to that set forth above.

Delinquency and Credit Loss Trends

     Wachovia Bank believes that the relative improvement of the delinquency and credit loss performance of its portfolio over the past three years is attributable to a number of factors, including the following:

•	enhanced credit underwriting, provided by empirically derived credit scoring models which help the Seller better quantify credit risk and implement risk adjusted pricing;

•	improved collateral quality, provided by an increased emphasis on originating loans for new versus used vehicles; and

•	innovative collection strategies, including the use of behavioral models to manage the collection processes.

     Wachovia Bank’s expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in the market for new and used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry.

Use of Proceeds

     Wachovia Bank will sell the Receivables and certain related property to the Depositor, which in turn will transfer the Receivables and related property to the Trust. The Depositor will use the net proceeds from the sale of the Notes to purchase the Receivables from Wachovia Bank and to pay for certain expenses incurred in connection with the purchase of the Receivables and the sale of the Notes.

Computing Your Portion of the Amount Outstanding of the Notes

     The Servicer will provide to you in a monthly report a factor which you can use to compute your portion of the principal amount outstanding of the Notes. See “Pool Factors and Trading Information” in the prospectus.

Description of the Notes

     The Trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Notes. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes. This summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under “Certain Information Regarding the Securities” and “The Indenture” in the prospectus and the description of the Indenture set forth under “Description of the Indenture” in this prospectus supplement. We refer you to those sections.

Note Registration

     The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 thereafter. The Notes will initially be issued only in book-entry form. See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

     Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be payable on each Distribution Date to the Noteholders of record as of the related Record Date.

     The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, % per annum;

•	in the case of the Class A-2 Notes, % per annum;

•	in the case of the Class A-3 Notes, % per annum;

•	in the case of the Class A-4 Notes, % per annum;

•	in the case of the Class B Notes, % per annum; and

•	in the case of the Class C Notes, % per annum.

     Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest payable on the Class A-1 Notes on each Distribution Date will equal the product of:

•	the principal amount of the Class A-1 Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes on that preceding Distribution Date;

•	the Interest Rate applicable to the Class A-1 Notes; and

•	the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date divided by 360.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will accrue from and including the 20th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 20th day of the current month (assuming each month has 30 days). The interest payable on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as applicable, on each Distribution Date will equal the product of:

•	the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 21 in the case of the first Distribution Date, assuming a Closing Date of June 29, 2004) divided by 360.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

     Priority of Interest Payments. The Trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions”. Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest payable on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes. Interest payments to the holders of the Class B Notes will be made only after the interest accrued on each class of Class A Notes and the Priority Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class C Notes will be made only after the interest accrued on each class of Class A Notes and the Class B Notes and the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full.

     An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five days of the related Distribution Date. The failure to pay interest due on any class of Notes, so long as any class of Notes with a higher alphabetical designation remains outstanding within five days of the related Distribution Date, will not be an Event of Default. See “Description of the Indenture—Rights Upon Event of Default” in this prospectus supplement.

Payments of Principal

     Priority and Amount of Principal Payments. On each Distribution Date, Noteholders will receive principal in an amount generally equal to the excess, if any, of:

•	the aggregate unpaid principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date and the Overcollateralization Target Amount for the current Distribution Date, over

•	the Pool Balance as of the last day of the related Collection Period.

     On each Distribution Date, all Available Funds allocated to payments of principal on the Notes as described in “Application of Available Funds—Priority of Distributions” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until they have been paid in full;

(2)	to the other Class A Notes, sequentially to the Class A-2 Notes until they have been paid in full, then to the Class A-3 Notes until they have been paid in full and then to the Class A-4 Notes until they have been paid in full, the amount required to reduce the aggregate principal amount of the Class A Notes to an amount equal to 93.50% of the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the Overcollateralization Target Amount for that Distribution Date;

(3)	to the Class B Notes, the amount required to reduce the aggregate principal amount of the Class B Notes to an amount equal to 4.00% of the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the Overcollateralization Target Amount for that Distribution Date; and

(4)	to the Class C Notes, the amount required to reduce the aggregate principal amount of the Class C Notes to an amount equal to 2.50% of the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the Overcollateralization Target Amount for that Distribution Date.

     These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes;

•	if a Distribution Date is a Final Scheduled Distribution Date for one or more classes of Notes, all principal payments will be made on that Distribution Date and any subsequent Distribution Date first to those classes of Notes with that Final Scheduled Distribution Date, in order of seniority, until those classes of Notes have been paid in full;

•	in the event of any shortfall in the amount of funds available for principal payments on the Notes on any Distribution Date, no principal payments will be made on a class of Notes with a lower alphabetical designation until all principal amounts payable with respect to each class of Notes with a higher alphabetical designation have been paid in full; and

•	if on any Distribution Date the Cumulative Net Loss Percentage for that Distribution Date exceeds the related Sequential Payment Trigger, then on that Distribution Date and each subsequent Distribution Date until the Cumulative Net Loss Percentage is reduced below the related Sequential Payment Trigger, principal payments will be allocated sequentially starting with the Class of Notes with the highest alphabetical designation then outstanding (and, with respect to the Class A Notes, sequentially starting with the Class A Notes with the lowest numerical designation then outstanding) until that class has been paid in full.

     If the Notes have been accelerated following the occurrence of an Event of Default, the Trust will pay the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “—Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default”.

     Final Scheduled Distribution Dates. The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class. The Final Scheduled Distribution Dates for the Notes are as follows:

•	June 20, 2005 for the Class A-1 Notes;

•	April 20, 2007 for the Class A-2 Notes;

•	June 20, 2008 for the Class A-3 Notes;

•	July 20, 2010 for the Class A-4 Notes;

•	July 20, 2010 for the Class B Notes; and

•	July 20, 2010 for the Class C Notes.

     The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid. See “The Receivables Pool—Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default

     Following the occurrence of an Event of Default under the Indenture which has resulted in an acceleration of the Notes, the priority of payments made to the interested parties will change from the normal priority set forth under “Application of Available Funds—Priority of Distributions”. In that instance, payments on the Notes will be made in the following order of priority:

(1)	first, to the Servicer, the Servicing Fee, any overdue Servicing Fees and any Nonrecoverable Advances;

(2)	second, to the Indenture Trustee, the Owner Trustee and the Paying Agent, the fees and expenses due to each of them;

(3)	third pro rata, to the Class A Noteholders, the Accrued Class Note Interest for the Class A Notes;

(4)(a)	fourth, if an Event of Default has occurred as a result of the first, second or fifth events set forth under “Description of the Indenture—Events of Default” in this prospectus supplement, in the following order of priority:

•	to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of Class A Notes have been paid in full;

•	to the Class B Noteholders, the Accrued Class Note Interest for the Class B Notes;

•	to the Class B Noteholders until the Class B Notes have been paid in full;

•	to the Class C Noteholders, the Accrued Class Note Interest for the Class C Notes; and

•	to the Class C Noteholders until the Class C Notes have been paid in full.

(4)(b)	fourth, if an Event of Default has occurred that arises from any event set forth under “Description of the Indenture—Events of Default” in this prospectus supplement, other than those events described in clause 4(a) above, in the following order of priority:

•	to the Class B Noteholders, the Accrued Class Note Interest for the Class B Notes;

•	to the Class C Noteholders, the Accrued Class Note Interest for the Class C Notes;

•	to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of Class A Notes have been paid in full;

•	to the Class B Noteholders until the Class B Notes have been paid in full; and

•	to the Class C Noteholders until the Class C Notes have been paid in full.

(5)	fifth, if a Servicer has replaced Wachovia Bank as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

(6)	sixth, any remaining amounts will be paid to the holders of the Certificates.

Credit Enhancement

     Subordination. On each Distribution Date, interest and principal payments on the Notes will be subordinated as follows:

•	no interest will be paid on the Class B Notes or the Class C Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, and the Priority Principal Distributable Amount, if any, have been paid in full;

•	no interest will be paid on the Class C Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, and the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full; and

•	no principal will be paid on the Class B Notes or the Class C Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full and no principal will be paid on the Class C Notes until all principal due on the Class B Notes on that Distribution Date has been paid in full.

     The subordination of the Class B Notes and the Class C Notes is intended to decrease the risk of default by the Trust with respect to payments due to the more senior classes of Notes.

     Overcollateralization. Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. On the Closing Date, the initial amount of overcollateralization will be $2,714,605.98. The application of funds as described in clause (9) of “Application of Available Funds—Priority of Distributions” is designed to create overcollateralization and to increase, over time, the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount equal to $5,006,786.51. This will be effected by paying a greater amount of principal on the Notes on the first several Distribution Dates after the Closing Date than is paid by obligors on the principal of the Receivables during this time. The amount of this payment on the Notes will be funded primarily from interest collections on the Receivables in excess of the interest paid on the Notes and other fees required to be paid by the Trust, but this payment will not be made from funds in the Reserve Fund.

     Reserve Fund. The Servicer will establish and maintain with Wachovia Bank in the name of the Indenture Trustee the Reserve Fund into which certain excess collections on the Receivables will be deposited and from which amounts may be withdrawn to pay the monthly Servicing Fees and any Nonrecoverable Advances to the Servicer, all monies due to the Trustees and the Paying Agent and to make required payments on the Notes.

     The Seller will deposit the Reserve Fund Initial Deposit in the Reserve Fund on the Closing Date. On each Distribution Date, the Indenture Trustee, directly or through the Paying Agent, will deposit in the Reserve Fund, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Distribution Date to pay the Required Payment Amount, the amount, if any, by which the Required Reserve Fund Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date. The amounts on deposit in the Reserve Fund will be invested by the Servicer in Permitted Investments. The Reserve Fund must be maintained as an Eligible Deposit Account.

     On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the following Distribution Date. If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee, directly or through the Paying Agent, will withdraw that amount, up to the amount on deposit in the Reserve Fund, from the Reserve Fund and transfer the amount withdrawn to the Collection Account. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

     If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Required Reserve Fund Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the Certificateholders. Any amount paid to the Certificateholders will no longer be the property of the Trust. On or after the termination of the Trust, the Certificateholders will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the Servicer, the Trustees, the Paying Agent and the Noteholders have been made.

     If the amount on deposit in the Collection Account, the Reserve Fund and the Yield Supplement Account on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Paying Agent, all such amounts will be applied to retire the Notes and pay such amounts due.

     If any class of Notes has not been paid in full on any Distribution Date on or after its Final Scheduled Distribution Date (after giving effect to the distribution of Available Funds on such Distribution Date), the Indenture Trustee, directly or through the Paying Agent, will distribute to the holders of that class of Notes, from amounts on deposit in the Reserve Fund, an amount equal to the lesser of the funds on deposit in the Reserve Fund and the outstanding principal amount of that class of Notes. After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes and the principal amount of the Notes, and the payment in full of all amounts due to the Servicer, the Trustees and the Paying Agent any funds remaining on deposit in the Reserve Fund will be paid to the Certificateholders.

     The Servicer may, from time to time after the date of this prospectus supplement, request the Rating Agencies to approve a formula for determining the Required Reserve Fund Amount that is different from that described above and that would result in a decrease in the amount of the Required Reserve Fund Amount or the manner by which the Reserve Fund is funded. If the Servicer causes each Trustee to receive (i) a letter from each Rating Agency to the effect that the use of any new formula or manner of funding would not, in and of itself, result in a downgrading or withdrawal of its then-current rating of any class of Notes or (ii) an opinion of counsel to the effect that such change will not materially adversely affect the interests of any Noteholder, then the Required Reserve Fund Amount will be determined in accordance with that new formula or will be funded in the manner so permitted. The Sale and Servicing Agreement will accordingly be amended to reflect that new formula or manner of funding, which amendment will not require the consent of any Noteholder.

     Yield Supplement Account. The Servicer will establish and maintain with Wachovia Bank in the name of the Indenture Trustee the Yield Supplement Account. The Depositor will deposit the Yield Supplement Account Initial Deposit into the Yield Supplement Account on the Closing Date. No additional deposits will be made to the Yield Supplement Account after the Closing Date. The amounts on deposit in the Yield Supplement Account will be invested by the Servicer in Permitted Investments. The Yield Supplement Account must be maintained as an Eligible Deposit Account.

     The funds on deposit in the Yield Supplement Account are intended to supplement the interest collections for each Collection Period on those Receivables with relatively low Contract Rates. On each Distribution Date, the Indenture Trustee, directly or through the Paying Agent, will withdraw from the Yield Supplement Account the related Yield Supplement Account Draw Amount and transfer such amount into the Collection Account. Any amounts on deposit in the Yield Supplement Account remaining after the Notes have been paid in full will be distributed to the Certificateholders.

     Certificates. The Certificates will represent undivided interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby, and the Certificates, representing 100% of the equity in the Trust, will be acquired by PASS Holding. The Certificates will not bear interest and will not have any principal balance. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders to receive all amounts payable to them as distributions as described under “Application of Available Funds—Priority of Distributions”.

Optional Prepayment

     In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the initial Pool Balance. The exercise of this right will effect the early retirement of the Notes. See “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”.

Controlling Class

     So long as any Class A Notes are outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes generally will vote together as a single class under the Indenture. Upon payment in full of (i) the Class A Notes, the Class B Notes will be the Controlling Class and (ii) the Class B Notes, the Class C Notes will be the Controlling Class.

The Indenture Trustee

     U.S. Bank National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee is a national banking association. The principal corporate trust office of the Indenture Trustee is located at 60 Livingston Street, St. Paul, Minnesota 55107, Attention: Structured Finance–Wachovia 2004-A. The Indenture Trustee will have various rights and duties with respect to the Notes. See “Description of the Indenture” in this prospectus supplement and “The Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee. The Depositor, the Seller and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Application of Available Funds

Sources of Funds for Distributions

     The funds available to the Trust to make payments on the Notes on each Distribution Date will come from the following sources:

•	collections received on or in respect of the Receivables during the related Collection Period;

•	net recoveries received during the related Collection Period on Receivables that were charged off as losses in prior months;

•	Simple Interest Advances made by the Servicer for the related Collection Period;

•	in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, investment earnings on funds on deposit in the Collection Account;

•	proceeds of repurchases of Receivables by the Seller or purchases of Receivables by the Servicer because of certain breaches of representations or covenants; and

•	funds, if any, withdrawn from the Reserve Fund and the Yield Supplement Account for that Distribution Date.

     The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under “Glossary of Terms”.

Priority of Distributions

     On each Distribution Date, the Trust will apply the Available Funds in the following amounts and order of priority:

(1)	to the Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for the immediately preceding Collection Period) and any Nonrecoverable Advances for the related Collection Period;

(2)	to the Trustees and the Paying Agent, the fees and expenses due to each of them for the related Collection Period plus any overdue fees and expenses of the Trustees and the Paying Agent for the immediately preceding Collection Period;

(3)	to the Note Payment Account for the benefit of the holders of the Class A Notes, the Interest Distributable Amount for each class of Class A Notes;

(4)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Priority Principal Distributable Amount, if any;

(5)	to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

(6)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Secondary Principal Distributable Amount, if any;

(7)	to the Note Payment Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

(8)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Tertiary Principal Distributable Amount, if any;

(9)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Regular Principal Distributable Amount, if any;

(10)	to the Reserve Fund, the excess, if any, of the Required Reserve Fund Amount for that Distribution Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date;

(11)	to the successor Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period; and

(12)	unless the Notes have been accelerated following the occurrence of an Event of Default, to the Certificateholders, any amounts remaining after the foregoing distributions.

Description of the Receivables Transfer and Servicing Agreements

     We summarize below some of the important terms of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. This summary supplements the description of the Receivables Purchase Agreement and the Sale and Servicing Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

     The Seller will agree in the Receivables Purchase Agreement to repurchase from the Depositor or the Trust any Receivable as to which the Seller has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor or its assignee in that Receivable and the Seller has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Seller becomes aware of, or receives written notice of, such breach. The Seller will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the Collection Account on the related Deposit Date. The Depositor will assign to the Trust, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause the Seller to repurchase Receivables as to which there has been a breach of a representation or warranty. The repurchase obligation of the Seller under the Receivables Purchase Agreement, as assigned to the Trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee and the Certificateholders for any uncured breach of a representation or warranty relating to the Receivables as contained in the Receivables Purchase Agreement.

Servicing the Receivables

     The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables. The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle retail installment sale contracts that it owns or services for itself or others. The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables. The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

     The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Class C Final Scheduled Distribution Date, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class C Notes.

Accounts

     In addition to the accounts referred to under “Description of the Receivables Transfer and Servicing Agreements—Accounts” in the prospectus, the Servicer will establish:

•	the Note Payment Account for the benefit of the Noteholders;

•	the Reserve Fund for the benefit of the Noteholders, the Trustees and the Servicer; and

•	the Yield Supplement Account for the benefit of the Noteholders.

     So long as the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, all net investment earnings on funds on deposit in the Collection Account will be distributed to the Servicer. In the event that the Servicer is required to make such deposits on a daily basis, all such net investment earnings will be retained in the Collection Account.

     As of the Closing Date, the Servicer will be permitted to retain all collections received on or in respect of the Receivables during each Collection Period and deposit such collections into the Collection Account on the related Deposit Date. See “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

Advances

     The Servicer, at its option, may make Simple Interest Advances on the Business Day preceding each Distribution Date to the extent that the Servicer determines that such advances will be recoverable. The Servicer will recover Simple Interest Advances from subsequent payments made by or on behalf of the related obligor or, upon the Servicer’s determination that such advance is a Nonrecoverable Advance, from any Available Collections as described in clause (1) under “Application of Available Funds—Priority of Distributions”.

Servicing Compensation and Expenses

     The Servicer will be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Distribution Date, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.

Events of Servicing Termination

     The provisions set forth below supersede the provisions set forth in “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination” in the prospectus.

     The following events will constitute Events of Servicing Termination under the Sale and Servicing Agreement:

•	the Servicer shall fail to make any required payment or deposit under the Sale and Servicing Agreement and that failure shall continue unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the related Deposit Date, such Distribution Date or Deposit Date, as applicable;

•	the Servicer shall fail to deliver to the Owner Trustee or the Indenture Trustee the monthly report relating to the payment of amounts due to Noteholders and that failure shall continue unremedied beyond the earlier of three Business Days following the date that report was due and the related Deposit Date;

•	the Servicer shall fail to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement that materially and adversely affects the rights of the Depositor or the Noteholders and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	any representation or warranty of the Servicer made in the Sale and Servicing Agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class; and

•	the occurrence of certain Insolvency Events of the Servicer or its property as specified in the Sale and Servicing Agreement.

Rights Upon Event of Servicing Termination

     The provisions set forth below supersede the provisions set forth in “Description of the Receivables Transfer and Servicing Agreements—Rights Upon Event of Servicing Termination” in the prospectus.

     If an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee or holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. If the rights and obligations of the Servicer under the Sale and Servicing Agreement have been terminated, the Indenture Trustee, or a successor Servicer appointed by the Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a conservator or receiver has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, the FDIC, as conservator or receiver for the Servicer, may have the power to prevent a transfer of servicing. If the Indenture Trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The Indenture Trustee may arrange for compensation to be paid to the successor Servicer; provided, however, that the servicing compensation paid to the successor Servicer may not be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement without the prior written consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class. The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer. Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the Receivables.

Waiver of Past Events of Servicing Termination

     The provisions set forth below supersede the provisions set forth in “Description of the Receivables Transfer and Servicing Agreements—Waiver of Past Events of Servicing Termination” in the prospectus.

     The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement. No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment of the Sale and Servicing Agreement

     The provisions set forth below supersede the provisions set forth in “Description of the Receivables Transfer and Servicing Agreements—Amendment” in the prospectus.

     The Sale and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision in the Sale and Servicing Agreement that may be inconsistent with any other provisions in the Sale and Servicing Agreement or this prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement that are not inconsistent with the provisions of the Sale and Servicing Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder. An amendment will be deemed not to materially adversely affect the interests of any Noteholder if the person requesting the amendment obtains and delivers to the Indenture Trustee:

•	an opinion of counsel to that effect; or

•	a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its then-current rating of any class of Notes.

     The Sale and Servicing Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee and the consent of the holders of Notes evidencing at least 66 2/3% of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, or change the Interest Rate applicable to any class of Notes or the Required Reserve Fund Amount, without the consent of all Noteholders adversely affected by the amendment; or

•	reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Noteholders adversely affected by the amendment.

     No amendment to the Sale and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the amendment will not adversely affect the tax status of the Trust, the Notes or any Noteholder.

Optional Purchase of Receivables

     In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the initial Pool Balance. The price to be paid by the Servicer in connection with the exercise of this option will equal the lesser of the fair market value of the Receivables and the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the Trustees and the Paying Agent. The Servicer will notify the Owner Trustee, the Indenture Trustee, the Depositor, the Seller and the Rating Agencies of the Servicer’s intent to exercise its Optional Purchase Right no later than 30 days prior to the related Distribution Date. The exercise of the Optional Purchase Right will effect the early retirement of the Notes. See “Description of the Receivables Transfer and Servicing Agreements—Termination” in the prospectus.

Deposits to the Collection Account

     The provisions set forth below supersede the first two sentences of the first paragraph in “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

     As of the Closing Date, with respect to each Distribution Date, the Servicer will deposit all amounts received on or in respect of the Receivables into the Collection Account on the related Deposit Date. See “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

     On or before each Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw the Reserve Fund Draw Amount from the Reserve Fund and deposit this amount into the Collection Account.

Servicer Will Provide Information to Indenture Trustee

     On or before each Determination Date, the Servicer will provide the Indenture Trustee and the Paying Agent with certain information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and the related Collection Period, including:

•	the aggregate amount of collections on the Receivables;

•	the aggregate amount of Defaulted Receivables;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

•	the Reserve Fund Draw Amount, if any;

•	the Reserve Fund Amount;

•	the aggregate amount to be distributed as principal and interest on the Notes;

•	the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of Class A Notes, the Class B Notes and the Class C Notes;

•	the Overcollateralization Target Amount and the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the Note Balance (after giving effect to all payments made on such Distribution Date);

•	the Nonrecoverable Advances, if any; and

•	the Servicing Fee.

Administration Agreement

     We summarize below some of the important terms of the Administration Agreement. We will file a copy of the Administration Agreement with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Administration Agreement. We refer you to that document. This summary supplements the description of the Administration Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

     Pursuant to the Administration Agreement, Wachovia Bank, as Administrator, will provide notices and perform other obligations of the Trust under the Indenture, the Sale and Servicing Agreement and the Trust Agreement. The Administrator will be entitled to receive a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer.

Trust Agreement

     We summarize below some of the important terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Trust Agreement. We refer you to that document.

     The Depositor formed the Trust pursuant to a trust agreement, dated as of April 21, 2004, between the Depositor and the Owner Trustee, which will be amended and restated by the Trust Agreement. The Trust will, concurrently with the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, issue the Certificates pursuant to the Trust Agreement.

Description of the Indenture

     We summarize below some of the important terms of the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Indenture. We refer you to that document. This summary supplements the description of the Indenture set forth under “The Indenture” in the prospectus.

Paying Agent

     Wachovia Bank will act as initial Paying Agent for the Notes under the Indenture. The Paying Agent is affiliated with the Depositor, the Seller and the Servicer. The principal offices of the Paying Agent are located at 401 South Tryon Street – NC1179, Charlotte, North Carolina 28288. Under the Indenture, the Trust, from cashflows in the priorities described in this prospectus supplement, shall reimburse the Paying Agent for the Paying Agent’s expenses. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Paying Agent through the Paying Agent’s own willful misconduct, negligence or bad faith. Any distributions referenced in this prospectus supplement to be made by the Indenture Trustee may be made by the Paying Agent.

Events of Default

     The provisions set forth below supersede the provisions set forth in “The Indenture—Events of Default” in the prospectus.

     The following events will constitute “Events of Default” under the Indenture:

•	a default in the payment of interest on any Note of the Controlling Class for five or more days;

•	a default in the payment of principal of any Note on the related Final Scheduled Distribution Date;

•	a default in the observance or performance of any other material covenant or agreement of the Trust made in the Indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the Trust by the Depositor or the Indenture Trustee or to the Trust, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Trust by the Depositor or the Indenture Trustee or to the Trust, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Trust or its property as specified in the Indenture.

Rights Upon Event of Default

     The provisions set forth below supersede the provisions set forth in “The Indenture—Rights Upon Event of Default” in the prospectus.

     If an Event of Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, upon prior written notice to each Rating Agency, declare the Notes immediately due and payable. Any declaration of acceleration by the Indenture Trustee or the Noteholders may be rescinded by the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if the Trust has deposited with the Indenture Trustee an amount sufficient to pay all principal of and interest on the Notes and all other amounts then due as if the Event of Default giving rise to the declaration of acceleration had not occurred and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

     If the Notes have been declared immediately due and payable by the Indenture Trustee or the Noteholders following an Event of Default, the Indenture Trustee may, and at the direction of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the Trust, or elect to maintain the property of the Trust and continue to apply proceeds from the property of the Trust as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the property of the Trust following an Event of Default, other than a default for five or more days in the payment of interest on the Notes of the Controlling Class or a default in the payment of any required principal payment on the Notes, unless:

•	the holders of Notes evidencing 100% of the Note Balance consent to the sale;

•	the proceeds of the sale will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes; or

•	the Indenture Trustee determines that the property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

     The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Trust to pay principal of and interest on the Notes on an ongoing basis.

     If the property of the Trust is sold following an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the terms of the Indenture and then as Available Funds as described under “Description of the Notes—Priority of Payments Will Change If the Notes Are Accelerated Following an Event of Default”.

     If the property of the Trust is sold following an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw available amounts from the Reserve Fund in respect of that shortfall.

     If an Event of Default shall have occurred and be continuing, subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Noteholders if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class will have the right, subject to certain limitations contained in the Indenture, to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•	the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	the holder or holders have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after such notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with such request has been given to the Indenture Trustee during such 60-day period by the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class.

     If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each holding Notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the Indenture Trustee in its sole discretion will determine what action, if any, will be taken with respect to such requests.

     The Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     The right of any Noteholder to receive payments of principal and interest on its Notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the Noteholder’s consent.

Waiver of Past Defaults

     Prior to acceleration of the maturity of the Notes, the Noteholders evidencing at least 51% of the aggregate principal amount of the Controlling Class may waive any past default or Event of Default, other than a default in payment of principal of or interest on any of the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders. No such waiver will impair the right of any Noteholders with respect to any subsequent or other default or Event of Default.

Replacement of Indenture Trustee

     Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes or the Class C Notes, in order that there be separate trustees for each of the Class A Notes, the Class B Notes and the Class C Notes. Any resignation of the original Indenture Trustee with respect to any class of Notes will become effective only upon the appointment of a successor Indenture Trustee for such class of Notes and such successor’s acceptance of such appointment.

     The Noteholders evidencing at least 51% of the aggregate principal amount of the Controlling Class, may remove the Indenture Trustee without cause by notifying the Indenture Trustee, the Owner Trustee, the Depositor and each Rating Agency of that removal and, following that removal, may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the applicable requirements of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

     The Indenture Trustee may resign at any time by notifying the Trust and the Noteholders. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

     Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

Compensation; Indemnification

     The sentence set forth below supersede the first sentence set forth in “The Indenture—The Indenture Trustee—Compensation; Indemnification” in the prospectus.

     The Administrator will pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture. See “The Indenture—The Indenture Trustee—Compensation; Indemnification” in the prospectus for more information on the compensation and indemnification pertaining to the Indenture Trustee.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon:

•	delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes;

•	payment by the Trust of all amounts due under the Indenture and the other transaction documents;

•	delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied; and

•	delivery to the Indenture Trustee of an opinion of counsel to the effect that the satisfaction and discharge of the Indenture will not cause any Noteholder to be treated as having sold or exchanged its Notes for purposes of Section 1001 of the Internal Revenue Code.

Modification of Indenture

     The provisions set forth below supersede the provisions set forth in “The Indenture—Modification of Indenture” in the prospectus.

     The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may, without the consent of the Noteholders, with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the Trust for the benefit of the Noteholders, curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other transaction document or of the prospectus or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture which will not be inconsistent with other provisions of the Indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any Noteholder.

     The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture may, without the consent of all Noteholders affected by such supplemental indenture:

•	change the Final Scheduled Distribution Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the interest rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Trust to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of provisions of the Indenture regarding certain payments;

•	reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor, Wachovia Bank or any of their respective affiliates or modify or alter the definition of Note Balance or the definition of Controlling Class;

•	reduce the percentage of the Note Balance the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the outstanding Notes;

•	reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Controlling Class necessary to amend the Indenture or any of the other documents relating to the Trust;

•	affect the calculation of the amount of interest or principal payable on any Note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     A supplemental indenture will be deemed not to materially adversely affect the interests of any Noteholder if the person requesting the supplemental indenture obtains and delivers to the Indenture Trustee:

•	an opinion of counsel to that effect; or

•	a letter from each Rating Agency to the effect that the supplemental indenture would not result in a downgrading or withdrawal of its then-current rating of any class of Notes.

     No supplemental indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any Note or any Noteholder, or adversely affect the tax status of the Trust.

Notes Owned by the Trust, the Depositor, Wachovia Bank or their Affiliates

     In general, except as otherwise described in the Indenture, the Trust Agreement, the Sale and Servicing Agreement or any other document related to the transaction described in this prospectus supplement, any Notes owned by the Trust, the Depositor, Wachovia Bank or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of the Notes except that such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Notes of the related class or classes are owned by the Trust, the Depositor, Wachovia Bank or any of their respective affiliates.

Material Legal Issues Relating to the Receivables

Certain Matters Relating to Conservatorship and Receivership

     National banks, such as the Seller, are not eligible to be debtors under the federal Bankruptcy Code. Instead, the insolvency of a national bank is governed by the National Bank Act and the FDIA. Under these laws, in the event of an insolvency of a national bank and in certain other circumstances, the FDIC would generally be appointed conservator or receiver of such national bank.

     Both the Seller and the Depositor intend that the transfer of Receivables from the Seller to the Depositor, pursuant to the Receivables Purchase Agreement, be treated as a valid sale and assignment to the Depositor, without credit recourse, of all of the Seller’s right, title and interest in and to the Receivables. If the Seller were to become insolvent, the FDIC, if appointed as receiver or conservator of the Seller, might take the position that the transfer of Receivables from the Seller to the Depositor did not constitute a “sale”, but rather was a “loan” or other contractual obligation of the Seller to the Depositor secured by the Receivables. If this recharacterization were upheld, the Depositor and the Trust would be creditors of the Seller. Pursuant to the Receivables Purchase Agreement, the Seller will grant the Depositor a security interest in the Receivables and will take certain actions so that if the Depositor were held to be a creditor of the Seller, it will have a perfected security interest in the Receivables as security for any constructive “loan” or other contractual obligation to the Seller. This security interest granted to the Depositor will be assigned by the Depositor to the Trust.

     Under the FDIA, as amended by FIRREA, the FDIC, as conservator or receiver of the Seller, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. To the extent that:

•	the Seller granted a security interest in the Receivables to the Depositor that was validly assigned to the Trust and then to the Indenture Trustee;

•	the security interest is a first priority security interest and was validly perfected before the Seller’s insolvency;

•	the security interest was not taken or granted in contemplation of the Seller’s insolvency or with the intent to hinder, delay or defraud the Seller’s creditors;

•	the Receivables Purchase Agreement is continuously a record of the Seller;

•	the Receivables Purchase Agreement represents a bona fide and arm’s length transaction undertaken for adequate consideration in the ordinary course of business; and

•	the Indenture Trustee is the secured party and is not an insider or affiliate of the Seller;

such valid perfected security interest of the Indenture Trustee would be enforceable (to the extent of the Trust’s “actual direct compensatory damages”), notwithstanding the insolvency of the Seller and the subsequent repudiation or disaffirmation of the Receivables Purchase Agreement by the FDIC as conservator or receiver of the Seller. Accordingly, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Seller. If, however, the FDIC were to assert a contrary position or were to require the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or if the FDIC were to request a stay of proceedings with respect to the Seller as provided under the FIRREA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

     The FDIA does not define “actual direct compensatory damages”. The staff of the FDIC takes the position that such damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC’s interpretation, Noteholders would receive interest only through the date on which the FDIC is appointed conservator or receiver of the Seller. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as conservator or receiver, Noteholders may not receive the full amount of interest owing to them. In addition, there is one reported federal district court decision that construes the term “actual direct compensatory damages”. This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of the bonds as of the date of repudiation. Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

     Effective as of September 11, 2000, the FDIC adopted the Securitization Rule. According to the FDIC, the Securitization Rule does not represent a change in the law with respect to securitizations. If the Seller’s transfer of Receivables satisfies the requirements of the Securitization Rule then, not withstanding the FDIC’s rights described above, the FDIC would not seek to reclaim, recover or recharacterize the Receivables as property of the Seller or of the Seller’s receivership. The Seller believes that the transfer of the Receivables will comply in all material respects with the Securitization Rule’s requirements. Those requirements include, among other things, that:

•	the Seller will receive adequate consideration for the transfer of the Receivables;

•	the transfer will meet all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition;

•	the Seller will not, as of the date of transfer of the Receivables, be insolvent or on the verge of insolvency and will not be rendered insolvent or on the verge of insolvency by reason thereof;

•	the transfer will not be made in contemplation of insolvency;

•	the transfer will be made in good faith and without the intent to hinder, delay or defraud the Seller’s creditors; and

•	the transfer will not otherwise be a fraudulent transfer under applicable law.

     Nevertheless, under the Securitization Rule:

•	the FDIC, as conservator or receiver of the Seller, will still retain the right to take certain actions with respect to the Receivables, including the right:

•	to enforce the Receivables Purchase Agreement, the Sale and Servicing Agreement and the other documents to which the Seller is a party, notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver; or

•	to disaffirm or repudiate any of those documents that impose continuing obligations or duties on the Seller in conservatorship or receivership;

•	there is a statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver of the Seller;

•	the FDIC, as conservator or receiver of the Seller, still retains the right to obtain a stay, for a period of up to 90 days, in any judicial action or proceeding to which the Seller is a party; and

•	the FDIC, as conservator or receiver for the Seller, still retains the right to require the Indenture Trustee to establish its right to the Receivables by submitting to and completing the claims procedure established by the FDIA.

     In addition, while Wachovia Bank is the Servicer, cash collections held by the Servicer may, subject to certain conditions, be commingled and used for the benefit of the Servicer prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the conservatorship or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections, which may result in a loss to Noteholders.

     A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Notes, to prohibit the continued transfer of Receivables to the Trust and to repudiate any servicing obligations of Wachovia Bank. In addition, in the case of an Event of Servicing Termination relating to the insolvency of the Servicer, if no Event of Servicing Termination other than such conservatorship or receivership or insolvency exists, the FDIC, as conservator or receiver for the Servicer, may have the power to prevent the appointment of a successor Servicer.

Certain Regulatory Matters

     If the bank regulatory authorities supervising the Seller were to find that any obligation of the Seller or any of its affiliates under any securitization or other agreement, or any activity of the Seller or any of its affiliates, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the Seller or any of its affiliates, such regulatory authorities may have the power under the FDIA or other applicable laws to order the Seller or any such affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the Seller and such affiliates may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

     Recently, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

     While the Seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the Seller or any of its affiliates or the payment or amount of a servicing fee to the Seller or any of its affiliate, or any other obligation of the Seller or any of its affiliates under any receivables transfer and servicing agreement or any indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the Seller or any of its affiliates to rescind or amend these agreements, payments to you could be delayed or reduced.

Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood llp, counsel to the Depositor and federal tax counsel to the Trust, for federal income tax purposes, the Class A Notes and the Class B Notes will be, and the Class C Notes should be, characterized as debt if held by persons other than the beneficial owner of the equity interest in the Trust, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” in the prospectus. For a discussion of possible alternative treatments of notes not properly characterized as debt, see “Material Federal Income Tax Consequences—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” and “—Tax Consequences to Holders of the Certificates” in the prospectus.

ERISA Considerations

     The Class A Notes and Class B Notes may, in general, be purchased by, on behalf of or with “plan assets” of Plans. Although we cannot assure you in this regard, the Class A Notes and Class B Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel to the Trust, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features”.

     Because there is a risk that the Class C Notes may not be treated as “debt” for purposes of the Plan Assets Regulations, the Class C Notes may not be acquired by an employer benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, a plan described in Internal Revenue Code Section 4975(e)(1) and that is not exempt under Internal Revenue Code Section 4975(d), any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity or a person investing on behalf of, or with, plan assets of such a plan..

     See “ERISA Considerations” in the prospectus.

     However, the acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the Trust, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the Certificates or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities—for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. Each investor in a Class A Note or a Class B Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or that its acquisition and holding of the Note satisfy the requirements for exemptive relief under one of the foregoing exemptions.

     Because the Trust, the Servicer, the Trustees, the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Class A Notes or Class B Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the Trust, the Servicer, any Trustee, any underwriter or any of their affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan. For additional information regarding treatment of the Class A Notes or Class B Notes under ERISA, see “ERISA Considerations” in the prospectus.

Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below, for whom Wachovia Capital Markets, LLC is acting as representative, and each of those note underwriters has severally agreed to purchase, the initial principal amounts of Notes set forth opposite its name below:

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
Underwriters of the Class A Notes	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Wachovia Capital Markets, LLC	$	$	$	$
J.P. Morgan Securities Inc.
Loop Capital Markets, LLC
Morgan Stanley & Co. Incorporated
The Williams Capital Group, L.P.

Total	$450,000,000	$598,000,000	$544,000,000	$278,000,000

	Principal	Principal
Underwriter of the Class B Notes	Amount of	Amount of
and Class C Notes	Class B Notes	Class C Notes
Wachovia Capital Markets, LLC	$80,000,000	$50,000,000

     The Depositor has been advised by the representative of the Underwriters that the underwriters propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

     The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, these discounts and commissions may change. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

Selling
	Concessions	Reallowance
	not to exceed	not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%

     The Notes are new issues of notes and there currently is no secondary market for the Notes. The underwriters for the Notes expect to make a secondary market for the related Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Seller, the Depositor and their respective affiliates.

     The Seller and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     For additional information regarding the underwriting of your Notes, see “Plan of Distribution—Underwriting” in the prospectus.

Legal Opinions

     Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin Brown & Wood LLP, San Francisco, California. Certain legal matters relating to the Trust have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

     “ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under “The Receivables Pool—Weighted Average Lives of the Notes”.

     “ABS Table” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

     “Accrued Class Note Interest” means, with respect to any Distribution Date and a class of Notes, the sum of:

•	the aggregate amount of interest due and accrued for the related Interest Period on that class of Notes at the related Interest Rate on the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments of principal made with respect to that class of Notes on that preceding Distribution Date; and

•	the excess, if any, of the amount of interest due and payable to the holders of that class of Notes on the preceding Distribution Date over the amounts actually paid to the holders of that class of Notes on the preceding Distribution Date, plus interest on any such shortfall at the related Interest Rate (to the extent permitted by applicable law)

     “Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

     “Administration Agreement” means the Administration Agreement, dated as of June 1, 2004, among the Administrator, the Trust and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

     “Administrator” means Wachovia Bank, as administrator under the Administration Agreement, and its successors in such capacity.

     “Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below such amounts):

•	all obligor payments received with respect to the Receivables during the Collection Period;

•	all Liquidation Proceeds and Recoveries received with respect to the Receivables during the Collection Period;

•	all Simple Interest Advances made by the Servicer;

•	in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, investment earnings on funds on deposit in the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•	all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude all payments and proceeds (including Liquidation Proceeds) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period and payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed advance with respect to such Receivable and is entitled to reimbursement from such payments.

     “Available Funds” means, for any Distribution Date, the sum of Available Collections, the Reserve Fund Draw Amount and the Yield Supplement Account Draw Amount.

     “Bank Holding Company Act” means the Bank Holding Company Act of 1956, as amended.

     “Bankruptcy Code” means Title 11 of the United States Code, as amended.

     “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Minnesota and the State of North Carolina are authorized by law, regulation or executive order to be closed.

     “Certificate Payment Account” means the account established and maintained by the Servicer in the name of the Owner Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Certificateholders.

     “Certificateholders” means holders of record of the Certificates.

     “Certificates” means the Wachovia Auto Owner Trust 2004-A Certificates.

     “Class A-1 Notes” means the $450,000,000 aggregate principal amount of the Trust’s Class A-1     % Asset Backed Notes.

     “Class A-2 Notes” means the $598,000,000 aggregate principal amount of the Trust’s Class A-2     % Asset Backed Notes.

     “Class A-3 Notes” means the $544,000,000 aggregate principal amount of the Trust’s Class A-3     % Asset Backed Notes.

     “Class A-4 Notes” means the $278,000,000 aggregate principal amount of the Trust’s Class A-4     % Asset Backed Notes.

     “Class B Notes” means the $80,000,000 aggregate principal amount of the Trust’s Class B     % Asset Backed Notes.

     “Class C Notes” means the $50,000,000 aggregate principal amount of the Trust’s Class C     % Asset Backed Notes.

     “Closing Date” means the date on which the Notes are initially issued, which is expected to be June  , 2004.

     “Collection Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer is required to deposit collections on the Receivables and other amounts.

     “Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including June 30, 2004.

     “Contract Rate” means the per annum interest borne by a Receivable.

     “Controlling Class” means the Class A Notes as long as any Class A Notes are outstanding, thereafter the Class B Notes as long as any Class B Notes are outstanding and thereafter the Class C Notes.

     “Cumulative Net Loss Percentage” means, with respect to any Distribution Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess, if any, of (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and all prior Collection Periods over (b) the aggregate Liquidation Proceeds and Recoveries received by the Servicer during such Collection Period and all prior Collection Periods and (ii) the denominator of which is the Cutoff Date Pool Balance.

     “Cutoff Date” means the close of business on May 31, 2004.

     “Cutoff Date Pool Balance” means $2,002,714,605.98.

     “Defaulted Receivable” means a Receivable as to which any of the following has occurred:

•	any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Vehicle;

•	the Servicer has repossessed and sold the related Financed Vehicle; or

•	the Servicer has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which the Seller or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

     “Deposit Date” means, for each Distribution Date, the Business Day preceding such Distribution Date.

     “Determination Date” means the third Business Day preceding each Distribution Date.

     “Distribution Date” means the date on which the Trust will pay interest and principal on the Notes, which will be the 20th day of each month or, if any such day is not a Business Day, the next Business Day, commencing July 20, 2004.

     “Event of Default” means an event of default under the Indenture, as described under “Description of the Indenture—Events of Default”.

     “Event of Servicing Termination” means an event of servicing termination under the Sale and Servicing Agreement, as described under “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

     “FDIA” means the Federal Deposit Insurance Act, as amended.

     “FDIC” means the Federal Deposit Insurance Corporation, and its successors.

     “Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth in “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates”.

     “Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

     “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

     “Indenture” means the Indenture, dated as of June 1, 2004, among the Trust, the Paying Agent and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

     “Indenture Trustee” means U.S. Bank as indenture trustee under the Indenture, and its successors in such capacity.

     “Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable Interest Rate.

     “Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Distribution Date.

     “Interest Period” means, with respect to any Distribution Date and the:

•	Class A-1 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

•	Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from, and including the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date (assuming each month has 30 days).

     “Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “Description of the Notes—Payments of Interest”.

     “Liquidation Proceeds” means all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of:

•	expenses incurred by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer) plus

•	any payments required by law to be remitted to the obligor.

     “Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the principal amount of that class of Notes on the preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

     “Moody’s” means Moody’s Investors Service, Inc., and its successors.

     “National Bank Act” means Title 12 of the United States Code, Section 21 et seq., as amended.

     “Nonrecoverable Advance” means a Simple Interest Advance which the Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Simple Interest Advance was made.

     “Non-United States Person” means a person other than a United States Person.

     “Note Balance” means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

     “Note Payment Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

     “Noteholders” means holders of record of the Notes.

     “Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

     “OCC” means Office of the Comptroller of the Currency, and its successors.

     “Optional Purchase Right” means the Servicer’s right to purchase all outstanding Receivables from the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the initial Pool Balance.

     “Outstanding” means, as of any Distribution Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•	Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser.

     “Overcollateralization Target Amount” means, with respect to any Distribution Date, $5,006,786.51.

     “Owner Trustee” means Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

     “PASS Holding” means PASS Holding LLC.

     “Paying Agent” means Wachovia Bank or any other person eligible to be a paying agent under the Indenture.

     “Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

     “Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; plus

•	any rebates of extended warranty contract costs or physical damage, theft, credit life or credit disability insurance premiums included in the amount financed; plus

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

     “Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of that class of Class A Notes to zero.

     “Purchase Amount” means the price at which the Seller or the Servicer must purchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued thereon at the related Contract Rate through the last day of the Collection Period of repurchase.

     “Purchased Receivable” means a Receivable repurchased as of the last day of a Collection Period from the Trust by the Seller or purchased by the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or Sale and Servicing Agreement, as applicable.

     “Rating Agency” means Moody’s and Standard & Poor’s.

     “Receivables” means the motor vehicle retail installment sale contracts transferred by the Depositor to the Trust.

     “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 1, 2004, between the Seller and the Depositor, as amended or supplemented.

     “Record Date” means, with respect to any Distribution Date, the Deposit Date or, if the related Notes are issued as definitive securities, the last Business Day of the preceding month.

     “Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source, with respect to such Defaulted Receivable during such Collection Period, net of the sum of:

•	expenses incurred by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer) plus

•	any payments required by law to be remitted to the obligor.

     “Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) the excess, if any, of:

•	the sum of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount over the Pool Balance as of the last day of the related Collection Period; minus

•	the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any.

     “Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (8) under “Application of Available Funds—Priority of Distributions”.

     “Required Reserve Fund Amount” means, for any Distribution Date, the greater of $25,033,932.57 and an amount equal to 2.25% of the Pool Balance as of the last day of the related Collection Period; provided, however, that the Required Reserve Fund Amount (i) may not be greater than the aggregate principal amount of the Notes and (ii) will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

     “Reserve Fund” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Fund Initial Deposit will be deposited and into which the Indenture Trustee, directly or through the Paying Agent, will make the other deposits and withdrawals specified in this prospectus supplement.

     “Reserve Fund Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including investment earnings earned on amounts on deposit therein during the related Collection Period.

     “Reserve Fund Draw Amount” means, for any Distribution Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date; and

•	the Reserve Fund Amount for that Distribution Date;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Distribution Date will equal the Reserve Fund Amount for that Distribution Date.

     “Reserve Fund Initial Deposit” means $25,033,932.57.

     “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 1, 2004, among the Trust, the Depositor, the Seller and the Servicer , as amended or supplemented.

     “Secondary Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the sum of the principal amount of the Class A Notes and the Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus the Priority Principal Distributable Amount; provided, however, that for each Distribution Date on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class B Notes to zero.

     “Securitization Rule” means the “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation” rule that we describe under “Material Legal Issues Relating to the Receivables—Certain Matters Relating to Conservatorship and Receivership”.

     “Seller” means Wachovia Bank, in its capacity as Seller under the Sale and Servicing Agreement and its successors in such capacity.

     “Sequential Payment Trigger” means, with respect to a Distribution Date, the percentage listed below for that Distribution Date.

	Sequential		Sequential
	Payment		Payment
Distribution Date	Trigger	Distribution Date	Trigger
July 2004	0.50%	November 2005	1.00%
August 2004	0.50%	December 2005	1.00%
September 2004	0.50%	January 2006	1.50%
October 2004	0.50%	February 2006	1.50%
November 2004	0.50%	March 2006	1.50%
December 2004	0.50%	April 2006	1.50%
January 2005	0.75%	May 2006	1.50%
February 2005	0.75%	June 2006	1.50%
March 2005	0.75%	July 2006	2.10%
April 2005	0.75%	August 2006	2.10%
May 2005	0.75%	September 2006	2.10%
June 2005	0.75%	October 2006	2.10%
July 2005	1.00%	November 2006	2.10%
August 2005	1.00%	December 2006	2.10%
September 2005	1.00%	On and after January 2007	2.50%
October 2005	1.00%

     “Servicer” means Wachovia Bank, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity.

     “Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

     “Simple Interest Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days’ of interest at the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

     “Simple Interest Receivable” means a Receivable that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

     “Tertiary Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes and the Class C Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus the sum of the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount; provided, however, that, for each Distribution Date on and after the Final Scheduled Distribution Date for the Class C Notes, the Tertiary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class C Notes to zero.

     “Trust” means Wachovia Auto Owner Trust 2004-A, and its successors.

     “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 1, 2004, between the Depositor and the Owner Trustee, as amended or supplemented.

     “Trustees” means the Indenture Trustee and the Owner Trustee.

     “U.S. Bank” means U.S. Bank National Association, and its successors.

     “Wachovia Bank” means Wachovia Bank, National Association, and its successors.

     “Yield Supplement Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Yield Supplement Account Initial Deposit will be deposited and from which the Indenture Trustee, directly or through the Paying Agent, will make the withdrawals specified in this prospectus supplement.

     “Yield Supplement Account Initial Deposit” means $4,564,385.16.

     “Yield Supplement Account Amount” means, with respect to any Distribution Date, the amount listed below for that Distribution Date.

	Yield		Yield
	Supplement		Supplement
	Account		Account
Distribution Date	Amount	Distribution Date	Amount
Closing Date	$4,564,385.16	September 2006	$976,502.66
July 2004	$4,386,651.90	October 2006	$893,203.29
August 2004	$4,212,285.06	November 2006	$813,546.49
September 2004	$4,041,294.49	December 2006	$737,542.88
October 2004	$3,873,690.06	January 2007	$665,203.17
November 2004	$3,709,481.67	February 2007	$596,538.07
December 2004	$3,548,679.24	March 2007	$531,558.33
January 2005	$3,391,292.74	April 2007	$470,274.73
February 2005	$3,237,332.14	May 2007	$412,698.07
March 2005	$3,086,807.47	June 2007	$358,839.21
April 2005	$2,939,728.77	July 2007	$308,709.02
May 2005	$2,796,106.11	August 2007	$262,318.41
June 2005	$2,655,949.60	September 2007	$219,678.32
July 2005	$2,519,269.37	October 2007	$180,799.72
August 2005	$2,386,075.59	November 2007	$145,693.61
September 2005	$2,256,378.45	December 2007	$114,371.04
October 2005	$2,130,188.18	January 2008	$86,843.07
November 2005	$2,007,515.02	February 2008	$63,120.81
December 2005	$1,888,369.27	March 2008	$43,204.78
January 2006	$1,772,761.23	April 2008	$27,106.14
February 2006	$1,660,701.26	May 2008	$14,836.05
March 2006	$1,552,199.73	June 2008	$6,230.16
April 2006	$1,447,267.04	July 2008	$1,299.28
May 2006	$1,345,913.64	August 2008	$54.25
June 2006	$1,248,149.98	On and after September 2008	$0.00
July 2006	$1,153,986.58
August 2006	$1,063,433.95

     “Yield Supplement Account Draw Amount” means, with respect to any Distribution Date, the amount equal to the difference between (i) the amount on deposit in the Yield Supplement Account and (ii) the Yield Supplement Account Amount for such Distribution Date.

ANNEX I

Global Clearance, Settlement and

Tax Documentation Procedures

     The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for further information.

     A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

     Exemption For Non-United States Persons. Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

     Exemption For Non-United States Persons With Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries. Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

S-1-1

     Exemption For United States Persons. United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year. If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change. Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a security or its agent.

     This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

S-1-2

PROSPECTUS

Asset Backed Notes
Asset Backed Certificates
(Each Issuable In Series)

Pooled Auto Securities Shelf LLC
Depositor

Before you purchase any of these securities, be sure to read the risk factors beginning on page 8 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates, if any, will represent interests in or obligations of the related trust only and will not represent interests in or obligations of Pooled Auto Securities Shelf LLC or any of its affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

Each trust—

•	will issue a series of asset-backed notes and/or certificates in one or more classes;

•	will own

	•	a pool of motor vehicle installment loans or installment sale contracts made to finance the retail purchase of new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles;

	•	collections on those loans or contracts;

	•	security interests in the vehicles financed by those loans or contracts;

	•	any proceeds from claims on related insurance policies; and

	•	funds in accounts of the trust; and

•	may have the benefit of one or more other forms of credit enhancement.

The main sources of funds for making payments on a trust’s securities will be collections on its loans or contracts and any credit enhancement that the trust may have.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 14, 2004

Important Notice About Information Presented in
this Prospectus and the Accompanying Prospectus Supplement

     We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

Where You Can Find Additional Information

     Pooled Auto Securities Shelf LLC has filed a registration statement with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information.

     You can review the registration statement on line at the SEC’s website, http://www.sec.gov, or you may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330).

     Also available at the SEC’s website, http://www.sec.gov, are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Incorporation of Certain Documents by Reference

     The SEC allows us to “incorporate by reference” information filed with it by Pooled Auto Securities Shelf LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

     You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement; and

•	you request such copies from Pooled Auto Securities Shelf LLC, One Wachovia Center, 301 South College Street, Suite E, Charlotte, North Carolina 28288-5578; telephone: (704) 383-4628.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

Summary

     The following summary is a short description of the main structural features that a trust’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Trusts

A separate trust will be formed to issue each series of securities. If the trust issues notes or notes and certificates, it will be formed by a trust agreement between the depositor and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer, the depositor and the trustee of the trust.

Depositor

Pooled Auto Securities Shelf LLC.

Seller

The prospectus supplement will name the seller for the trust.

Master Servicer/Servicer

The prospectus supplement will name the master servicer or the servicer for the trust that will be responsible for servicing the receivables.

Trustee

The prospectus supplement will name the trustee for the trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

A trust’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled distribution date;

•	whether and when it may be redeemed prior to its final scheduled distribution date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a distribution date will be the business day immediately preceding the distribution date or, if definitive securities are issued, the last day of the preceding calendar month.

The Receivables and Other Trust Property

The Receivables

The receivables of each trust will consist of a pool of motor vehicle installment loans or installment sale contracts originated, either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by a purchaser of acquired assets with dealers or lenders and sold to the depositor. The receivables will be secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles and other property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each trust’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the related securities, see “The Receivables Pools”.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve fund or other account providing credit enhancement.

Purchase of Receivables After the Closing Date

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over a funding period specified in the related prospectus supplement. A funding period will not exceed one year from the applicable closing date. During a funding period, the trust will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the trust established with the related trustee. The other terms, conditions and limitations of the purchase of receivables during any funding period will be specified in the related prospectus supplement.

Credit or Cash Flow Enhancement

The prospectus supplement will specify the credit or cash flow enhancement, if any, for each trust. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust’s securities and any amounts required to be deposited in any reserve fund);

•	a letter of credit or other credit facility;

•	a surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Fund

If there is a reserve fund, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve fund will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve fund and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”.

Optional Redemption

Except as otherwise specified in the prospectus supplement, the servicer will have the option to purchase the receivables of the related trust on any distribution date when the aggregate principal balance of the receivables sold to the trust has declined to 10% or less of their initial amount. Upon such a purchase, the securities of the trust will be prepaid in full.

Transfer and Servicing of the Receivables

With respect to each trust, a seller will sell the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables”.

Servicing Fees

Each trust will pay the related servicer a servicing fee based on the outstanding principal balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Optional Servicer Advances of Late Interest Payments

Unless otherwise specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related interest payments.

Repurchase May Be Required in Certain Circumstances

If so provided in the prospectus supplement, the seller will be obligated to repurchase any receivable transferred to the trust, if:

•	one of the seller’s representations or warranties is breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to the seller and the depositor of the breach.

If so provided in the prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the representations and warranties given by the seller and the servicer and their related repurchase obligations, see “Description of the Receivables Transfer and

Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures”.

Investment in the Securities

There are material risks associated with an investment in the securities.

For a discussion of the risk factors which should be considered in deciding whether to purchase any of the securities, see “Risk Factors” in the prospectus and in the related prospectus supplement.

Tax Status

     Trusts Other Than Grantor Trusts

Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Sidley Austin Brown & Wood llp, as federal tax counsel to the trust, that for federal income tax purposes:

•	The notes will be characterized as debt unless otherwise stated in the prospectus supplement.

•	The trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The Depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

     Grantor Trusts

If the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Sidley Austin Brown & Wood llp, as federal tax counsel to the trust, that for federal income tax purposes:

•	The trust will be characterized as a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and not as an association, or publicly traded partnership, taxable as a corporation.

•	Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in each of the assets included in the trust. Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain, if any, recognized upon an assumption and late payment charges received by the servicer.

For additional information concerning the application of federal income tax laws to the securities, see “Material Federal Income Tax Consequences”.

ERISA Considerations

     Notes

The Notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

     Grantor Trust Certificates

Certificates issued by a grantor trust that are rated BBB- (or its equivalent) or better will generally be eligible for purchase by or with plan assets of employee benefit and other plans.

     Other Certificates

Certificates issued by a grantor trust that are not rated BBB- (or its equivalent) or better and certificates issued by owner trusts generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.

If you are an employee benefit or other plan, you should review the matters discussed under “ERISA Considerations” before investing in the securities.

Risk Factors

     You should consider the following risk factors in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price	There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable investments for all investors	The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. Unless otherwise provided in the related prospectus supplement, the seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its sale of the receivables. However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Additionally, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest, some or all of the collections on that receivable may not be available to make payment on your securities.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• the seller or the depositor might fail to perfect its security interest in a financed vehicle;

	•	another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

	•	the trust may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

	•	holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the trust’s security interest; and

	•	the trust may lose its security interest in vehicles confiscated by the government.

The seller will be obligated to repurchase from the trust any receivable sold to the trust as to which a perfected security interest in the name of the related seller in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the trust. However, the seller will not be required to repurchase a receivable if a perfected security interest in the name of the seller in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust. If a trust does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are available to pay your securities	The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any reserve fund will be limited and subject to depletion	The amount required to be on deposit in any reserve fund will be limited. If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities, the trust will depend solely on collections on the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in the reserve fund may decrease as the outstanding principal balance of the receivables decreases.

Any credit support provided by financial instruments may be insufficient to protect you against losses	Credit support for the securities may be provided through the use of financial instruments like swaps, interest rate caps, other interest rate protection agreements, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, repurchase agreements, yield supplement agreements or other agreements with respect to third party payments. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities. The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities	Under certain circumstances described in this prospectus and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default under the related indenture. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities	To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take one or more of the following forms:

• interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

	•	principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

	•	if the trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities	You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

	•	prepayments in whole or in part by the obligor;

	•	liquidations due to default;

	•	partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

	•	required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations, warranties or covenants; and

	•	an optional repurchase of a trust’s receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations” in this prospectus.

You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds	Unless otherwise specified in the related prospectus supplement, each servicer which satisfies certain requirements will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the trust until the day prior to the date on which the related distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Collections”.

The senior class of securities controls removal of the servicer upon a default on its servicing obligations	Generally, unless otherwise specified in the related prospectus supplement, the holders of a majority of a trust’s senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer—

• does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery,

• defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice or

• initiates or becomes the subject of certain insolvency proceedings.

Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

See “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

Geographic concentration of a trust’s receivables may adversely affect your securities	Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust’s receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities. The location of a trust’s receivables by state, based upon obligors’ addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities are limited and may be reduced or withdrawn	At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security’s rating would adversely affect its value.

Terrorist attacks and conflicts involving the United States military could result in delays in payment or losses on your securities	Any effect that the terrorist attacks on the World Trade Center and on the Pentagon in the United States on September 11, 2001, the conflict in and occupation of Iraq and tensions in other regions of the world may have on the performance of the receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers’ Civil Relief Act of 2003, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment sale contracts or installment loans such as the receivables. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities.

The securities will not be listed on an exchange and this may make it difficult for you to sell your securities or to obtain your desired price	The trust will not apply to list the securities on an exchange or quote them in the automated quotation system of a registered securities association. The liquidity of the securities will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the securities. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

See “Risk Factors—You may have difficulty selling your securities or obtaining your desired sale price” in this prospectus.

Capitalized terms used in this prospectus are defined in the Glossary beginning on page 69.

The Trusts

     The Depositor will establish a separate trust as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

     The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

The Receivables

     The property of each trust will consist of a pool of motor vehicle installment loans or installment sale contracts secured by security interests in Financed Vehicles consisting of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed by those contracts, and the receivables with respect thereto and all payments due thereunder on and after the applicable Cutoff Date set forth in the related prospectus supplement in the case of Precomputed Receivables, and, except as otherwise set forth in the related prospectus supplement, all payments received thereunder after the applicable Cutoff Date in the case of Simple Interest Receivables. The receivables were or will be (i) originated, either via direct channels or indirectly by dealers or lenders, (ii) purchased by the related seller, directly or indirectly, pursuant to agreements with dealers or lenders and (iii) sold to the Depositor. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the Closing Date for the trust, the seller will sell the receivables to the Depositor and the Depositor, in turn, will sell the receivables to the trust. To the extent provided in the prospectus supplement, the seller will convey additional receivables known as Subsequent Receivables to the trust as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other trust, will not exceed the period of one year from and after the Closing Date.

     The property of each trust will also include:

•	security interests in the Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

•	the seller’s and Depositor’s rights to certain documents and instruments relating to the receivables;

•	amounts as from time to time may be held in one or more accounts maintained for the trust;

•	any credit or cash flow enhancement specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

     If the trust issues notes, the trust’s rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

     In the alternative, the property of each trust may consist of a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and Financed Vehicles. If the property of a trust includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in a trust in the related prospectus supplement.

The Seller and the Servicer

     Certain information concerning the related seller’s experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

     A master servicer specified in the related prospectus supplement will be responsible for servicing, or will service, the receivables held by each trust and will receive fees for its services. References to “servicer” in this prospectus may also mean a master servicer, a servicer or a subservicer, as the case may be. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for each trust. Due to administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each trust. See “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your securities” and “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables”.

The Trustees

     The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. Except as otherwise provided in the prospectus supplement, a trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

•	the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture or

•	the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

The Receivables Pools

The Receivables

     Criteria for Selecting the Receivables. The receivables to be held by each trust have been or will be originated, either via direct channels or indirectly by a dealer or lender and purchased by a seller under an agreement between the related seller and the dealer or lender, as applicable. Each seller with respect to a series of securities will be identified in the related prospectus supplement. Receivables of a seller will be transferred to the Depositor under a receivables purchase agreement for sale by the Depositor to the applicable trust.

     Subsequent Receivables may be originated, either via direct channels or indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to a trust on the applicable Closing Date and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the receivables transferred to the trust on the Closing Date.

     If so specified in the related prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as “sub-prime” or “non-prime” loans.

     The related prospectus supplement will describe the applicable seller’s underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer’s servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     The receivables to be held by each trust will be purchased by the Depositor from a seller in accordance with several criteria, including that each receivable:

•	is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement;

•	was originated in the United States;

•	has a fixed or variable interest rate;

•	provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

•	satisfies the other criteria, if any, set forth in the prospectus supplement.

     Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. Except as otherwise provided in the related prospectus supplement, as payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78’s Receivables that allocate payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “rule of 78’s”. A Rule of 78’s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the “rule of 78’s”.

     If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

     Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

•	in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions; and

•	in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the Financed Vehicle, including charges for excess wear and tear and excess mileage on the Financed Vehicle.

     Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

•	paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions;

•	refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions; or

•	selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

     If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

     If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

     We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by stated contract rate of interest.

Maturity and Prepayment Considerations

     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments by obligors, who may repay at any time without penalty;

•	the seller may be required to repurchase a receivable sold to the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•	the servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the securities specified in the related prospectus supplement;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the trust’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the seller’s consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

     The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

Pool Factors and Trading Information

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

General

     Calculation of the Factor For Your Class of Securities. The servicer will compute a separate factor for each class of notes and certificates issued. The factor for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the related class of notes or certificates indicating the remaining outstanding principal amount of that class of securities, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the related class of notes or certificates.

     Your Portion of the Outstanding Amount of the Securities. For each security you own, your portion of that class of notes or certificates, as applicable, will be the product of:

•	the original denomination of your security; and

•	the factor relating to your class of securities computed by the servicer in the manner described above.

The Pool Factors Will Decline as the Trust Makes Payments on the Securities

     The factor for each class of notes and certificates, if any, will initially be 1.0000000. The factors will then decline to reflect reductions, as applicable, in:

•	the outstanding principal balance of the applicable class of notes; or

•	the outstanding principal balance of the applicable class of certificates.

     These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

Additional Information

     The noteholders and the certificateholders, as applicable, will receive reports on or about each Distribution Date concerning, with respect to the:

•	related Collection Period, payments received on the receivables, the outstanding principal balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information; and

•	preceding Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of those amounts with information provided by the servicer.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Reports to Securityholders”.

Use of Proceeds

     Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

•	to the purchase of the receivables from the Depositor;

•	if the trust has a pre-funding account, to make the deposit into that account;

•	if the trust has a yield supplement account, to make the deposit into that account;

•	if the trust has a reserve fund, to make the initial deposit into that account; and

•	for any other purposes specified in the prospectus supplement.

     The Depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue certain classes of securities to the seller in partial payment for the receivables.

The Depositor

     The Depositor was formed in the State of Delaware on April 14, 2000 as a limited liability company. The sole equity member of the Depositor is Wachovia PASS Co., LLC., a wholly owned subsidiary of Wachovia Bank, National Association. The Depositor maintains its principal executive offices at One Wachovia Center, 301 South College Street, Suite E, Charlotte, North Carolina 28288-5578. Its telephone number is (704) 383-4628.

     The depositor with respect to each series of securities will be the Depositor. The Depositor anticipates that, as depositor, it will acquire receivables to be included in each trust from the related seller in the open market or in privately negotiated transactions. The Depositor will not retain any interest in the Financed Vehicles and will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any trust.

     The Depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling assets to such trusts. Neither the Depositor, its parent nor any of the Depositor’s affiliates will insure or guarantee the receivables or the securities of any series.

     The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The Depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

Principal Documents

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:

Document	Parties	Primary Purposes
Trust agreement	Trustee and the Depositor	Creates the trust

Provides for issuance of certificates, if any, and payments to certificateholders, if any

Establishes rights and duties of the trustee

Establishes rights of certificateholders, if any

Indenture	Trust, as issuer of the notes, and indenture trustee	Provides for issuance of the notes, the terms of the notes and payments to noteholders

Establishes rights and duties of the indenture trustee

Establishes rights of noteholders

Sale and servicing agreement	The seller, the servicer and the trust as purchaser	Effects sale of receivables to the trust

Contains representations and warranties of the seller concerning the receivables

Contains servicing obligations of the servicer

Provides for compensation to the servicer

Directs how cash flow will be applied to expenses of the trust and payments on its securities

If the trust is a grantor trust:

Document	Parties	Primary Purposes
Pooling and servicing agreement	Trustee, the seller and the servicer	Creates the trust

Effects sale of receivables to the trust

Contains representations and warranties of the seller concerning the receivables

Contains servicing obligations of the servicer

Provides for compensation to the servicer

Provides for issuance of certificates and payments to certificateholders

Directs how cash flow will be applied to expenses of the trust and payments to certificateholders

Establishes rights and duties of the trustee

Establishes rights of certificateholders

     The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement for a series will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Certain Information Regarding the Securities

General

     The prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of the securities;

•	their interest rates or the formula for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the trust’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

     Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified Distribution Dates.

Fixed Rate Securities

     Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or as otherwise specified in the related prospectus supplement.

     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as “holders”, as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related securities for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

     To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder”, as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

     Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator. The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing

Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator or the servicer of the trust advises the indenture trustee or the trustee of the trust, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities and neither the administrator nor the indenture trustee, in the case of notes, is able to locate a qualified successor or (2) after the occurrence of an Event of Default or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing not less than 51% of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to the securityholders.

     Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such Distribution Date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the outstanding aggregate principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of that Collection Period;

(5)	any credit enhancement amount;

(6)	the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding principal balance and the appropriate factor for each class of certificates, if any, each after giving effect to all payments reported under clause (1) above on that date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

(8)	the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

(10)	previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of that Collection Period;

(12)	the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

(13)	the amount of advances to be made by the servicer in respect of the related Collection Period;

(14)	for each Distribution Date during any Funding Period, the amount remaining in the pre-funding account;

(15)	for the first Distribution Date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

(16)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates, if any, of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

Securities Owned by the Trust, the Seller, the Servicer or their Affiliates

     Except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Certain Matters Regarding the Insurer

     To the extent that the related prospectus supplement indicates that credit enhancement for one or more classes of offered securities is provided by an insurance policy, so long as no insurer default has occurred and is continuing, the insurer will have the right to exercise all rights, including voting rights, which the securityholders are entitled to exercise pursuant to the related indenture, trust agreement and other transaction documents, without any consent of such securityholders and the securityholders may only exercise such voting rights with the prior written consent of the insurer; provided, however, that without the consent of each securityholder affected thereby, the insurer will not exercise such rights to amend the related indenture, trust agreement or sale and servicing agreement in any manner that requires the consent of the holder of each outstanding security adversely affected by such amendment.

Limitation on Right to Institute Bankruptcy Proceedings

     Each trustee and each securityholder, by accepting the related securities or a beneficial interest therein, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture

     Each trust that issues notes will issue one or more classes of notes under the terms of an indenture between the trust and the related indenture trustee. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes. The related prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

     Except as otherwise provided in the related prospectus supplement, with respect to the notes issued by a trust, “Events of Default” under the related indenture will consist of:

•	a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

•	any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

•	other events, if any, set forth in the indenture or related prospectus supplement.

     The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust’s notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

     The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

Rights Upon Event of Default

     If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

•	the trust has paid or deposited with the indenture trustee enough money to pay:

(i)	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

(ii)	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an Event of Default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

•	the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale; or

•	there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Controlling Class.

     In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement, other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee will be prohibited from selling the receivables unless the holders of all outstanding notes and certificates, if any, issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates, if any, of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in principal amount of the Controlling Class have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Each Trust Will be Subject to Covenants Under the Indenture

     Each trust will be subject to the covenants discussed below, as provided in the related indenture.

     Restrictions on Merger and Consolidation. Each trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•	the trust has been advised that the ratings of the notes and the certificates, if any, of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation;

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder, if any;

•	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•	the trust has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

     Other Negative Covenants. Each trust will not, among other things—except as expressly permitted by the applicable agreements:

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture; or

•	permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the trust, other than with respect to any such tax, mechanics’ or other lien.

     No trust may engage in any activity other than as described in the related prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates, if any, and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

List of Noteholders

     Any three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

Annual Compliance Statement

     Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report

     If required by the Trust Indenture Act of 1939, as amended, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

     Except as otherwise provided in the related prospectus supplement, any trust, together with the related indenture trustee, with the consent of or notification to any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

     Except as otherwise provided in the related prospectus supplement, the trust and the applicable indenture trustee, with the consent of or notification to any other parties set forth in the indenture may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

•	the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

•	the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced; and

•	an opinion of counsel as to certain tax matters is delivered.

     Except as otherwise provided in the related prospectus supplement, without the consent of the holder of each outstanding note affected thereby, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates, if any, of the trust;

•	decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other related agreements;

•	affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

The Indenture Trustee

     The indenture trustee for each series of notes will be specified in the related prospectus supplement. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

     Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

•	may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•	will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

     If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

     Compensation, Indemnification. The servicer will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

     The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Description of the Receivables Transfer and Servicing Agreements

     This summary describes certain material provisions of the documents under which the Depositor will purchase the receivables from a seller, a trust will purchase the receivables from the Depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This summary also describes certain material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the related prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

     When the trust issues securities, the seller will transfer and assign, without recourse, to the Depositor its entire interests in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement. The Depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

     Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the Depositor and by the Depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the Depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates, if any, or at the applicable Subsequent Transfer Date:

•	each receivable has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, Servicemembers’ Civil Relief Act of 2003, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•	each receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•	immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the Depositor and by the Depositor to the trust;

•	as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

•	except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

     Seller Must Repurchase Receivables Relating to a Breach of Representation or Warranty. Except as otherwise set forth in the related prospectus supplement, as of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the last day of the related Collection Period at the respective contract rate of interest. Alternatively, if so specified in the related prospectus supplement, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders, if any, or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

     Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan or installment sale contract agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles”.

Accounts

     The servicer will establish and maintain for each trust, in the name of the related indenture trustee on behalf of the related noteholders in the case of a trust that issues notes or in the name of the related trustee on behalf of the related certificateholders in the case of a trust that does not issue notes, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited. In the case of a trust that issues notes, the servicer may establish and maintain with the related indenture trustee one or more note payment accounts, which may be subaccounts of the collection account, in the name of such indenture trustee on behalf of the related noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all payments to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate payment accounts, which may be subaccounts of the collection account, in the name of such trustee on behalf of the related certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

     Any other accounts to be established with respect to a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

     Except as otherwise provided in the related prospectus supplement, all funds on deposit in the trust accounts will be invested in Permitted Investments as provided in the related sale and servicing agreement or pooling and servicing agreement. Permitted Investments are generally limited to obligations or securities that mature on or before the business day preceding the Distribution Date following the Collection Period during which the investment is made. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, if any, could result, which could, in turn, increase the average life of the notes or the certificates, if any, of the related trust. All net investment earnings on funds on deposit in the trust accounts will be deposited in the related collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

     With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

     Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

Advances

     Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

     Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each Distribution Date following the Distribution Date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

     The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related Distribution Date.

Servicing Compensation and Expenses

     Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related receivables as of the first day of that Collection Period. The servicing fee percentage applicable to each trust will be specified in the related prospectus supplement. If so specified in the prospectus supplement with respect to any trust, the servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the related prospectus supplement, the net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the Distribution Date following that Collection Period.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the related trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral. The fees will also compensate the servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the related trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

     All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the related trustee or indenture trustee to the related noteholders or certificateholders beginning on the Distribution Date specified in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of each trust will be set forth in the related prospectus supplement. On or prior to the business day before each Distribution Date, the servicer will determine the amount in the collection account available to make distributions to securityholders on such Distribution Date and will direct the indenture trustee, if any, and/or the trustee to make such distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

     Any Form of Credit Enhancement may be Limited and may only Apply to Certain Classes of Securities. The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     Seller May Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve Fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the Depositor or the seller on the Closing Date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each Distribution Date thereafter up to the specified reserve fund balance by the deposit of the amount of certain excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders, if any, with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees and Trusts

     Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders of the trust described under “Certain Information Regarding the Securities—Reports to Securityholders”.

Evidence as to Compliance

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months (or, in the case of the first certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except (i) upon a determination that the servicer’s performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to each class of securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders, if any, for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Each such agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer’s reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a Distribution Date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In that event, the servicer’s legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Events of Servicing Termination

     Except as otherwise provided in the related prospectus supplement, Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

•	any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate payment account, if any, any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

•	any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders, if any, of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates, if any, of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class or, if no notes are outstanding, 25% by aggregate Certificate Balance, if any;

•	the occurrence of certain Insolvency Events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

•	any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

     Except as otherwise provided in the related prospectus supplement, as long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, if any, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders, if any, from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

Waiver of Past Events of Servicing Termination

     Except as otherwise provided in the related prospectus supplement, the holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, if any, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate payment account, if any, in accordance with the sale and servicing agreement or pooling and servicing agreement.

Amendment

     Except as otherwise provided in the related prospectus supplement, the parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of any noteholders or certificateholders, if any; provided that the action will not materially and adversely affect the interest of any noteholder or certificateholder, if any, as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to any class of securities will not be reduced or withdrawn by the Rating Agency together with an officer’s certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates, if any, of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders, if any; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, if any, or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates, if any, of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates, if any, of the trust.

Payment of Notes

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

Termination

     With respect to each trust, the obligations of the servicer, the seller, the Depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders, if any, of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

     If so provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following the first Distribution Date as of which the aggregate principal balance of the receivables held by the related trust is equal to or less than a percentage specified in such prospectus supplement of the aggregate principal balance of the receivables held by such trust as of the related Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the indenture trustee or trustee, as applicable, receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related trust agreement will effect early retirement of the certificates of such trust.

List of Certificateholders

     Any three or more holders of the certificates of any trust or one or more holders of the certificates of any trust evidencing not less than 25% of the Certificate Balance may, by written request to the related certificate registrar accompanied by a copy of the communication that the requesting certificateholders propose to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such certificates.

Administration Agreement

     If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

Material Legal Issues Relating to the Receivables

General

     The receivables are “tangible chattel paper” or, in the case of certain of the receivables if so specified in the related prospectus supplement, as “electronic chattel paper”, in each case as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The seller and the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor and the trust in the related receivables. The servicer will hold the receivables transferred to each trust, either directly or through subservicers, as custodian for the related indenture trustee or trustee, as applicable, and the trust. The seller will take all action that is required to perfect the rights of the indenture trustee or the trustee, as applicable, and the trust in the receivables. However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the trust’s interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the trust. The seller and the servicer will be obligated to take those actions which are necessary to protect and perfect the trust’s interest in the receivables and their proceeds.

Security Interests in the Financed Vehicles

     Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

     Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the Depositor or from the Depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the Depositor or from the Depositor to the trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     Each receivables purchase agreement will provide that the seller will assign to the Depositor its interests in the Financed Vehicles securing the receivables assigned by that seller to the Depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the Depositor will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the Depositor, the servicer or the related trustee will amend any certificate of title to identify either the Depositor or the trust as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the Financed Vehicle. However, UCC financing statements with respect to the transfer to the Depositor of the seller’s security interest in the Financed Vehicles and the transfer to the trust of the Depositor’s security interest in the Financed Vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.

     In most states, the assignments under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, will be effective to convey the security interest of the seller in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. However, in those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the trust, the trust’s security interest could be defeated through fraud or negligence because the trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. In those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of seller’s lien on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of the seller’s security interest in the Financed Vehicles to the Depositor and with respect to the transfer of the seller’s security interest in the Financed Vehicles to the trust will be filed. In the receivables purchase agreement, the seller will represent and warrant to the Depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which the seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. The failure, however, would constitute a breach of the seller’s representations and warranties under the receivables purchase agreement and the Depositor’s representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

     In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or installment loan to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

     In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The seller will represent and warrant to the Depositor in each receivables purchase agreement, and the Depositor will in turn assign its rights under the representation and warranty to the related trust in each sale and servicing agreement or pooling and servicing agreement, as applicable, that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the seller’s security interest in such Financed Vehicle created by the related receivable. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, the seller will be required to repurchase the related receivable from the related receivable from the trust. However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or the securityholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for a trust would not give rise to a repurchase obligation.

Enforcement of Security Interests in Vehicles

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the trust’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

     The Depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the Depositor and from the Depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the Depositor, as the case may be. However, if the seller or the Depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the Depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the Depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the noteholders or certificateholders, if any.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending

Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers’ Civil Relief Act of 2003, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

     The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Under each receivables purchase agreement, the seller will warrant to the Depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Servicemembers’ Civil Relief Act of 2003, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the loan extended, or the payments lowered and the payment schedule adjusted. In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts, including the receivables. Application of either of the two foregoing acts or similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related trust’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

Material Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of securities to investors who purchase the securities in the initial distribution and who hold the securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes or certificates, if any, as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

     The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Sidley Austin Brown & Wood llp, as federal tax counsel to each trust, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates, if any, and related terms, parties and documents applicable to the trust. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates, if any. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates, if any.

     Unless otherwise specified, the following summary relates only to holders of the notes or certificates that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes or certificates that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes or certificates, as the case may be.

     Sidley Austin Brown & Wood llp, as federal tax counsel to each trust, is of the opinion that:

•	Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, for federal income tax purposes:

(1)	the notes will be characterized as debt unless otherwise stated in the prospectus supplement; and

(2)	the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, for federal income tax purposes:

(1)	the trust will be characterized as a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and not as an association, or publicly traded partnership, taxable as a corporation; and

(2)	each certificateholder will be treated as the owner of a pro rata undivided interest in the assets included in the trust.

•	Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts Treated as Partnerships

Tax Characterization of the Trust as a Partnership

     In the opinion of Sidley Austin Brown & Wood llp, as federal tax counsel to each trust, a trust that is treated as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, if any, and the related certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The Depositor will agree, and the noteholders will agree by their purchase of notes to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood llp, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

     Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term, all within the meaning of the original issue discount regulations. The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code. To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code. We suggest that you consult your tax advisor as to the operation of these rules. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the trust or the Depositor (including a holder of 10% of the outstanding certificates, if any), a “controlled foreign corporation” with respect to which the trust or the seller is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood llp, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin Brown & Wood llp, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. For a discussion of the tax treatment of an equity interest in the Trust, see “Tax Consequences to Holders of the Certificates” below.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Partnership. Unless otherwise provided in the applicable prospectus supplement, the Depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the Depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See “Tax Consequences to Holders of the Notes” above. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

(i)	the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(ii)	any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(iii)	any prepayment premium payable to the certificateholders for that month; and

(iv)	any other amounts of income payable to the certificateholders for that month.

     That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See “Material Federal Income Tax Consequences—Trusts Treated as Partnerships—Allocations Between Transferors and Transferees”.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing plan, Plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the Internal Revenue Code.

     An individual taxpayer’s share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a taxable sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the principal amount of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust might be reallocated among the certificateholders. The Depositor is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related trust agreement or sale and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust may withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at the highest rate of tax applicable to their United States domestic counterparts in the case of foreign corporations, partnerships, trusts and estates and individual nonresident aliens, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return on its share of the trust’s income, and in the case of a corporation, may be subject to the branch profits tax. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest”. As a result, certificateholders will be subject to United States federal income tax and withholding tax unless eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     A Foreign Person that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules. In particular, in the case of certificates held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

Tax Characterization of the Trust

     In the opinion of Sidley Austin Brown & Wood llp, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood llp, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under “Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes” would apply to the noteholders.

     If, contrary to the opinion of Sidley Austin Brown & Wood llp, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin Brown & Wood llp, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, might be treated as “unrelated business taxable income”, income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under “Trusts Treated as Partnerships—Tax Consequences to Holders of the Certificates” would apply to the holders of the notes.

Trusts Treated as Grantor Trusts

Tax Characterization of the Trust as a Grantor Trust

     If a partnership election is not made, Sidley Austin Brown & Wood llp, as federal tax counsel to each trust, is of the opinion that the trust will be characterized as a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and not as an association, or publicly traded partnership, taxable as a corporation. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, certificateholders (“Grantor Trust Certificateholders”) will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below.

     Characterization. Each Grantor Trust Certificateholder will be treated as the equitable owner of a pro rata undivided interest in each of the receivables in the trust, including any principal and interest payments received by the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 of the Internal Revenue Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of their adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “stripped bond” rules of the Internal Revenue Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See “Original Issue Discount”. The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than “qualified stated interest”, if any. Based on the preamble to the Section 1286 Treasury Regulations, Sidley Austin Brown & Wood llp is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee’s tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to “original issue discount”, currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder’s interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the “daily portions”, as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final Distribution Date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (2) any payments received during that accrual period, and subtracting from that total the “adjusted issue price” of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than “qualified stated interest”, made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount”. Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder’s undivided interest over the holder’s tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that the holder’s undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See “Premium”. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

     Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

     Foreign Persons. Generally, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to (i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. In the case of a Grantor Trust Certificateholder that is not an individual or corporation (or an entity treated as such for federal income tax purposes), more complex rules may apply. In particular, in the case of certificates held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Certain State Tax Consequences

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that securityholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates, if any.

     The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a securityholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified person” under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities—for example:

•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

•	Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a “qualified professional asset manager”.

     There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust are considered to include plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant”. In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A “publicly-offered security” is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates, if any, of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates, if any, will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates, if any, are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of certificates, if any, with respect to which the Exemption is available (as described below) and certificates, if any, which are “publicly-offered securities” or in which there will be no significant investment by Benefit Plan Investors, certificates, if any, generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

•	a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company’s separate or general accounts where assets in the accounts may be deemed “plan assets” for purposes of ERISA; or

•	an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or any similar federal, state or local law and will not subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

     Transfer of certificates, if any, which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an “insurance company general account” that is investing assets of a Plan and that represents that its acquisition and holding of the certificates satisfy the requirements for exemptive relief under Parts I and III of Prohibited Transaction Class Exemption 95-60.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by or with assets of a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the Depositor, the seller, the servicer, an underwriter, the indenture trustee, the trustee, a provider of credit support, or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding that the advice:

•	will serve as a primary basis for investment decisions with respect to the Plan’s assets; and

•	will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to the Plan.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to a Similar Law. A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. A fiduciary of a governmental or church plan considering a purchase of securities should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a non-exempt violation of any applicable Similar Law.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates

     Unless otherwise specified in the related prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

     The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption, which grants exemptive relief from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans and installment sale contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, or by a person investing assets of a Plan, provided that the conditions, highlighted below, are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

(1)	the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured motor vehicle installment loans or installment sale contracts;

(3)	the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause (2) above) of an Exemption Rating Agency;

(4)	the trustee is not an affiliate of any other member of the Restricted Group, other than an underwriter;

(5)	the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the applicable agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(6)	the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(7)	for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the seller.

     The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer during the Pre-Funding Period, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

     The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements:

(1)	in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuer’s securities in the aggregate are acquired by persons independent of the Restricted Group;

(2)	the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust;

(3)	the Plan’s investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition; and

(4)	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

     The rating of a security may change. If a class of securities no longer has a rating from at least one Exemption Rating Agency that satisfies the requirements of the Exemption (generally BBB- or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). Securities of a class that cease to satisfy the ratings requirements of the Exemption may be purchased by an insurance company general account investing plan assets if the purchase and holding satisfy the requirements of Sections I and III of PTCE 95-60.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

     The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

Plan of Distribution

     The securities of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods. The related prospectus supplement will provide specified details as to the method of distribution for the offering.

Sales Through Underwriters

     If specified in the related prospectus supplement, on the terms and conditions set forth in an underwriting agreement with respect to the securities of a given series, the Depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

     Each prospectus supplement will either:

•	set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates; or

•	specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

     After the initial public offering of the notes and certificates, the public offering prices and the concessions may be changed.

     Each underwriting agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the Depositor.

     Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that trust, some of which may not be registered or may not be publicly offered.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

     The underwriters may make a market in the securities, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

Other Placements of Securities

     To the extent set forth in the related prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

     The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of securities.

     Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Underwriting

     Until the distribution of the securities of a series being offered pursuant to this prospectus and the related prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the securities.

     The underwriters may make short sales in the securities being sold in connection with an offering (i.e., they sell more notes or certificates than they are required to purchase in the offering.) This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional securities in the offering. The underwriters must close out any naked short position by purchasing notes or certificates, as the case may be, in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or the certificates, as the case may be, or preventing or retarding a decline in the market price of the notes or certificates.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Legal Opinions

     Certain legal matters relating to the securities of any series, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin Brown & Wood LLP, San Francisco, California. Certain legal matters relating to each trust that is a Delaware statutory trust have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Except as otherwise set forth in the related prospectus supplement, Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters of each series.

Glossary of Terms

     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

     “Actuarial Receivables” means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     “Additional Obligations” means all Obligations transferred to the trust after the Closing Date.

     “Advances” means Precomputed Advances and Simple Interest Advances.

     “Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

     “Balloon Payment Receivable” means a receivable that provides for the amortization of the amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

     “Benefit Plan Investor” means any:

•	“employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans;

•	“plan” described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans; or

•	entity whose underlying assets include plan assets by reason of a plan’s investment in such entity or otherwise, including without limitation, as applicable, an insurance company general account.

     “Book-Entry Securities” means the notes and certificates, if any, that are held in the United States through DTC and in Europe through Clearstream or Euroclear.

     “Certificate Balance” means with respect to (i) all certificates of a class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of a class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

     “Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

     “Clearstream Customer” means a participating organization of Clearstream.

     “Closing Date” means that date specified in the prospectus supplement on which the trust issues its securities.

     “Collection Period” means with respect to securities of each trust, the period specified in the related prospectus supplement.

     “Controlling Class” means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     “Cutoff Date” means the “Cutoff Date” specified in the applicable prospectus supplement.

     “Defaulted Receivable” means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

     “Definitive Certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     “Definitive Notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     “Definitive Securities” means the Definitive Notes and the Definitive Certificates, if any.

     “Depositor” means Pooled Auto Securities Shelf LLC, and its successors.

     “Depository” means DTC and any successor depository selected by the trust.

     “Distribution Date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     “DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee or the trustee, as applicable.

     “Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank); having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     “Eligible Institution” means:

•	the corporate trust department of the indenture trustee or the related trustee, as applicable; or

•	a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V.

     “Events of Default” under each indenture will consist of the events specified under “The Indenture—Events of Default”.

     “Events of Servicing Termination” under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exemption” means the exemption granted by Prohibited Transaction Exemption 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as amended.

     “Exemption Rating Agency” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings.

     “Financed Vehicle” means new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or commercial vehicle financed by a receivable.

     “Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

     “Funding Period” means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust.

     “Grantor Trust Certificateholders” means owners of certificates issued by a trust that is treated as a grantor trust.

     “Grantor Trust Certificates” means certificates issued by a trust that is treated as a grantor trust.

     “Insolvency Event” means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

     “IRS” means the Internal Revenue Service.

     “Obligations” means, with respect to the Exemption, loans or other secured receivables.

     “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Permitted Investments are generally limited to obligations or securities which mature on or before the Distribution Date in the Collection Period succeeding the Collection Period in which the investment is made.

     “Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

     “Precomputed Advance” means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

     “Precomputed Receivables” means either an Actuarial Receivable or a Rule of 78’s Receivables.

     “Pre-Funding Period” means, with respect to the Exemption, a 90 day or three month period following the Closing Date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

     “PTCE” means Prohibited Transaction Class Exemption.

     “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of such receivable as of the last day of the related Collection Period plus interest accrued on such receivable at the contract rate of interest borne by such receivable on the last day of the Collection Period as to which such receivable is purchased.

     “Rating Agency” means a nationally recognized rating agency providing, at the request of the seller or the Depositor, a rating on the securities issued by the applicable trust.

     “Receivables Transfer and Servicing Agreements” means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the Depositor and the servicer will agree to service such receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

     “Record Date” means the business day immediately preceding the Distribution Date or, if Definitive Securities are issued, the last day of the preceding calendar month.

     “Restricted Group” means, with respect to the trust, the seller, any underwriter, any trustee, any servicer, any insurer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, any counterparty to an eligible swap agreement included in the trust and any affiliate of such parties.

     “Rule of 78’s Receivable” means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

     “SEC” means the Securities and Exchange Commission, and its successors.

     “Section 1286 Treasury Regulations” means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Servicer” means the master servicer, the servicer or the subservicer, as the case may be.

     “Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     “Similar Law” means federal, state or local laws that impose requirements similar to ERISA or Section 4975 of the Internal Revenue Code.

     “Simple Interest Advance” means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that such Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period.

     “Simple Interest Receivable” means a receivables that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

     “Subsequent Receivables” means additional receivables sold by the seller to the applicable trust during a Funding Period after the Closing Date.

     “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     “UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

     “United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•	a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

Wachovia Auto Owner Trust 2004-A

$2,000,000,000

Wachovia Bank, National Association
Seller and Servicer

Pooled Auto Securities Shelf LLC
Depositor

$450,000,000	% Class A-1 Asset Backed Notes
$598,000,000	% Class A-2 Asset Backed Notes
$544,000,000	% Class A-3 Asset Backed Notes
$278,000,000	% Class A-4 Asset Backed Notes
$ 80,000,000	% Class B Asset Backed Notes
$ 50,000,000	% Class C Asset Backed Notes

PROSPECTUS SUPPLEMENT

     You should rely only on the information contained or incorporated by reference in this prospectus supplement. Pooled Auto Securities Shelf LLC has not authorized anyone to provide you with additional or different information. Pooled Auto Securities Shelf LLC is not offering the notes in any state in which the offer is not permitted.

     Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus until September  , 2004.

Underwriters of the Class A Notes

     Wachovia Securities

               JPMorgan
                                   Loop Capital Markets, LLC
                                                       Morgan Stanley
The Williams Capital Group, L.P.

Underwriter of the Class B Notes and Class C Notes

Wachovia Securities

June  , 2004